As filed with the Securities and Exchange Commission on January 7, 2020

Registration No. 333-201283

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM F-1

on FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BiondVax Pharmaceuticals Ltd.
(Exact name of Registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Jerusalem BioPark, 2nd floor

Hadassah Ein Kerem Campus

Jerusalem, Israel

(+972) 8-930-2529
(+972) 8-930-2531 (facsimile)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware
(302) 738-6680
(302) 738-7210 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Perry Wildes, Adv.
Joshua Ravitz, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

One Azrieli Center

Tel Aviv 6701101, Israel

+972 (3) 607-4444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

The Registrant filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-1 (Registration No. 333-201283) on December 29, 2014, as subsequently amended by amendments one to five thereto, which was declared effective by the SEC on May 11, 2015 (the “Original Registration Statement”).

On January 22, 2016, the Registrant filed Post-Effective Amendment No. 1 to the Original Registration Statement, which was declared effective by the SEC on February 2, 2016 (“Post-Effective Amendment No. 1”). On January 26, 2017 and January 31, 2017, the Registrant filed Post-Effective Amendment No. 2 to the Original Registration Statement and Post-Effective Amendment No. 3 to the Original Registration Statement, respectively (together with the Original Registration Statement and the Post-Effective Amendment No. 1, the “Registration Statement”), which was declared effective by the SEC on February 2, 2016.

This Post-Effective Amendment No. 4 is being filed by the registrant to convert the Original Registration Statement on Form F-1 into a registration statement on Form F-3. The information included in this filing updates and supplements the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1.

Accordingly, this Post-Effective Amendment No. 4 concerns only the offer and sale of (i) American Depositary Shares (“ADSs”) issuable upon the exercise of unexercised warrants that were issued to the public investors in connection with our initial public offering on May 15, 2015; and (ii) ADSs issuable upon the exercise of unexercised warrants that were issued to the representative of the underwriters in the registrant’s initial public offering.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 7, 2020

1,819,959 American Depositary Shares

Each Representing 40 Ordinary Shares

Issuable upon Exercise of Warrants

This prospectus relates to American Depositary Shares, or ADSs, each representing 40 of our ordinary shares par value NIS 0.0000001 per share.

(i)	1,754,534 of which are issuable upon the exercise of unexercised warrants to purchase ADS, currently listed on the Nasdaq Capital Market under the symbol “BVXVW,” which we refer to as the “Public Warrants”, issued to public investors in our initial public offering on May 15, 2015; and

(ii)	65,425 of which are issuable upon the exercise of unexercised warrants issued to the representative of the underwriters in connection with our initial public offering on May 15, 2015, which we refer to as the “Underwriters Warrants” (and together with the Public Warrants, the “Warrants”).

In order to obtain the ADSs (i) the holders of the Public Warrants must pay an exercise price of $6.25 per ADS (subject to adjustments described herein) and (ii) the holders of the Underwriters Warrants must pay an exercise price of $6.25 per ADS (subject to adjustments described herein). Each Public Warrant was exercisable immediately upon issuance and will expire on May 15, 2020. Each Underwriter Warrant was exercisable one year after issuance and will expire on May 15, 2020. We will receive proceeds from the exercise of the warrants (other than in certain permitted instances of cashless exercise of the warrants) but not from the sale of the underlying ADSs.

Our ADSs and Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “BVXV” and “BVXVW”, respectively. The last reported sale price of our ADSs and Warrants on the Nasdaq Capital Market on January 1, 2020 was $9.35 and $2.60, respectively. Our ordinary shares are not listed on any securities market or exchange in the U.S. or elsewhere.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act) and will be subject to reduced public company reporting requirements.

Investing in our securities involves certain significant risks. See “Risk Factors” beginning on page 6 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January  , 2020

i

About This Prospectus

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf, or to which we have referred you to or otherwise authorized. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where their offer or sale is not permitted. This prospectus is not an offer to sell or the solicitation of an offer to buy the securities in any circumstances under which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or when any sale of the ADSs or ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of the ADSs or ordinary shares means that information contained in this prospectus is correct after the date of this prospectus.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “BiondVax”, “the Company” and “our Company” refer to BiondVax Pharmaceuticals Ltd. References to “ordinary shares” and “share capital” refer to the ordinary shares and share capital of BiondVax. “ADSs” refers to American Depositary Shares representing our ordinary shares.

This prospectus include certain data obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary does not include all the information you should consider before investing in our securities. Before investing in our securities, you should read this entire prospectus carefully for a more complete understanding of our business and this offering, including our financial statements and related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

We are a clinical stage biopharmaceutical company focused on developing and, ultimately, commercializing immunomodulation therapies for infectious diseases. Our current product candidate, a universal influenza vaccine that we refer to as M-001, is a synthetic peptide-based protein targeting both seasonal and pandemic strains of the influenza virus. Unlike existing influenza vaccines, which offer only strain specific seasonal protection or pandemic prevention, M-001 is designed to provide long-lasting protection against multiple existing and future influenza strains. As a result, we believe that M-001 has the potential to become an attractive alternative to existing influenza vaccines.

M-001 is based on research initially conducted at the Weizmann Institute of Science in Israel, or the Weizmann Institute, over a period of approximately 10 years prior to our inception in 2003. In 2003, we acquired from Yeda Research and Development Company Ltd., or Yeda, an affiliate of the Weizmann Institute, an exclusive worldwide license for the development, manufacture, use, marketing, sale, distribution and importation of products based, directly or indirectly, on patents and patent applications filed pursuant to the invention titled “Peptide Based Vaccine for Influenza”, developed on the basis of the research conducted by Professor Ruth Arnon and her team at the Weizmann Institute. Since 2003, we have continued the research and development of M-001 under the supervision of our Chief Scientific Officer, Dr. Tamar Ben Yedidia and, at present, we own or license five families of patents filed in a large number of jurisdictions, the latest of which is expected to be in force until 2035.

According to the Centers for Disease Control and Prevention, or CDC, an agency of the U.S. Department of Health & Human Services (HHS), the estimated adjusted seasonal influenza vaccine effectiveness (VE) from 2005 to 2018 in the USA varied between 10% during the 2004/2005 season to 60% during the 2010/2011 season. In the 2014/15 season, VE was estimated at only 19%. According to this data, the average VE is about 40%. Most existing influenza vaccines are formulated based on weakened or dead strains of the influenza virus that are predicted to be the most common circulating strains during the then upcoming influenza season or that are perceived to have the greatest potential to cause a future pandemic outbreak. While the influenza virus frequently and unpredictably mutates, resulting in novel strains, existing seasonal and pandemic influenza vaccines are strain-specific, and only target those specific strains, and are not expected to protect against novel emerging influenza strains. In addition, the production cycle of most existing influenza vaccines is long (approximately 5 to 6 months), considerably limiting the ability to quickly immunize the population in case of a pandemic outbreak.

We intend to seek regulatory approvals to market M-001 for the following indications: (i) as a universal influenza vaccine suitable to be administered to the general population to provide protection against seasonal and pandemic strains of influenza; and (ii) as a pre-pandemic influenza vaccine, or primer, for national stockpile, suitable to be administered to the general population, prior to a strain specific pandemic vaccine, for enhanced pandemic preparedness.

We are conducting a pivotal clinical efficacy Phase 3 trial in 54 clinical trial sites in four European countries, subject, among other, to the regulations of the European Medicines Agency (EMA). In March 2018, we entered into a master service agreement and work order with a European contract research organization, or CRO, to manage and monitor this pivotal clinical trial of M-001. Launched in August 2018, the primary endpoints of this trial are to demonstrate safety of M-001 and the clinical efficacy conferred by M-001 administration, measured by reduction of confirmed flu cases in the vaccinated group versus placebo. A secondary endpoint will assess reduction in flu illness severity among those receiving M-001 versus placebo. In October 2018 we announced the successful enrollment of the last participant of the first cohort, consisting of 4,094 participants, for the first season of this clinical trial. We expect the second cohort of at least approximately 6,000 or more participants to be enrolled prior to the 2019/2020 flu season. The Data Safety Monitoring Board, or DSMB, met in January 2019 in Warsaw, Poland, to review the safety data for our first cohort available at that time, and notified us that they have no safety concerns and recommended that the study continue as planned. In November 2019, we announced completion of enrollment and randomization of 12,463 participants in the pivotal, clinical efficacy, Phase 3 trial of the M-001 universal flu vaccine candidate.

In addition, in November 2017 we entered into a clinical trial agreement with the National Institute of Allergy and Infection Diseases (NIAID) of the U.S. National Institutes of Health (NIH) for a Phase 2 clinical trial in the U.S., for the administration of M-001 in participants, and in April 2018 we reported the first participant enrollment in this clinical trial.

In addition to these ongoing clinical trials, we have completed two Phase 1/2 clinical trials and three Phase 2 clinical trials in Israel pursuant to clinical trial protocols approved by the Israeli Ministry of Health, and a Phase 2b clinical trial in Europe. These clinical trials were designed for adults between the ages of 18 to 65 and older and included an aggregate of 698 participants. Because our product candidate is a vaccine, we conducted our Phase 1/2 clinical trials on healthy participants to test both safety of M-001 as our primary endpoint and the immunogenicity of M-001 as our secondary endpoint. Results from all our Phase 1/2 and Phase 2 clinical trials indicated that M-001 was well tolerated and safe across all treatment groups within the trial population and that M-001 was effective in causing an immune reaction in clinical trial participants administered with M-001.

In October 2015 we entered into a Development and Manufacturing Agreement with a contract manufacturing organization, or CMO, located in the U.S., to produce clinical batches of M-001 for the purpose of upscaling the small-scale cGMP manufacturing process of M-001 to Phase 3 and commercial production. As planned, on August 20, 2018, we announced our move to a new mid-sized factory in Jerusalem, with potential capacity to annually produce up to forty million doses of M-001. The facility is planned for annual manufacturing capacity of 20 million doses in bulk including up to 10 million doses in filled and finished (PFS packed) syringes. For this purpose, on July 18, 2017, we entered into an agreement to lease approximately 1,845 square meters (20,000 square feet) in the Jerusalem BioPark, located in the Ein Kerem Hadassah campus, next to Hadassah University Hospital and Hebrew University’s Medical School. We financed the cost of the first stage of construction, approximately $10 million, with funds and grants approved to us as of this date, as well as with our own financial resources. This first stage of construction included laboratories, offices, and upstream and downstream manufacturing suites for bulk production and limited capacity for single-dose syringe filling. We also completed infrastructure to support our plans to be implemented upon successful Phase 3 results, when we intend to install additional equipment such as a higher capacity syringe filling machine, automatic visual inspection, and packing machines in order to establish commercial fill-and-finish capacity.

On June 19, 2017, we entered into a Finance Contract with the European Investment Bank, or EIB, for the financing of up to Euro 20 million, which was later extended to Euro 24 million, and up to 50% of the Company’s expected cost of developing and marketing the Company’s product candidate, M-001. We have drawn down the full amount of Euro 24 million and have entered into a security agreement placing a first ranking floating charge over all our assets in favor of EIB, excluding assets and/or intellectual property rights subject to the license agreement between the Company and YEDA.

The Israeli Innovation Authority (“IIA”), formerly known as the Office of the Chief Scientist (“OCS”), has granted us since 2006 approximately $5.5 million in funding, for the ongoing development of M-001. In addition, and subject to certain terms and conditions, we have been approved by the Ministry of Economy and Industry of the State of Israel for a grant of approximately NIS 4 million to be utilized towards the construction of our new factory for the production of Phase 3 and commercial batches of M-001.

We intend, subject to the successful results of our pivotal, clinical efficacy Phase 3 trial in Europe, to enter into discussions with the U.S. Food and Drug Administration, or FDA, regarding market approval of M-001 in the U.S., and to comply with the applicable requirements. Although we have not yet submitted a Phase 3 Investigational New Drug Application, or IND, to the FDA, we believe that the results of the Phase 2 clinical trials conducted by us so far or to be conducted in the future, as well as of our ongoing Phase 3 clinical trial in Europe, will further expand our data to provide greater support for any Phase 3 clinical trial of M-001 we may conduct in the U.S. in the future.

We do not currently have sufficient financial resources to complete Phase 3 clinical trials of M-001 on our own. We may seek to establish collaborations with large multinational pharmaceutical companies and/or national health authorities to finance Phase 3 clinical trials of M-001. However, to the extent that we have sufficient capital to do so (whether through sales of debt or equity securities or otherwise, including as a result of this rights offering), we may seek to conduct Phase 3 clinical trials of M-001 without such collaborations.

Our Corporate Information

We were incorporated in Israel in 2003 as a privately held company. In February 2007, we completed an initial public offering of our ordinary shares on the Tel Aviv Stock Exchange, or TASE, and in January 2018 we voluntarily delisted from TASE. American Depositary Shares and ADS warrants have been traded on the NASDAQ Capital Market under the symbols “BVXV” and “BVXVW”, respectively, since our initial public offering in the United States in May 2015.

As of January 2020, our principal executive offices are located at Jerusalem BioPark, 2nd floor, Hadassah Ein Kerem Campus, Jerusalem, Israel, and our telephone number is +972-8-930-2529. Our website is www.biondvax.com. Information contained on, or accessible through, our website is not incorporated by reference herein and shall not be considered part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Suite 204, Newark, Delaware, and whose telephone number is (302) 738-6680.

THE OFFERING

Issuer	BiondVax Pharmaceutical Ltd.

Securities offered	1,819,959 ADSs, each representing 40 of our ordinary shares (i) 1,754,534 of which are issuable upon the exercise of Public Warrants issued to public investors in our initial public offering and (ii) 65,425 of which are issuable upon the exercise of the Underwriters Warrant issued to the representative of the underwriters, in each case connection with our initial public offering pursuant to a prospectus dated May 13, 2015.

ADSs outstanding immediately prior to the offering	10,058,791 ADSs (representing 402,351,640 Ordinary Shares).

Ordinary shares to be outstanding after the offering	11,813,325 ADSs (representing 472,533,000 Ordinary Shares), assuming the exercise of all the Public Warrants; 10,124,216 ADSs (representing 404,968,640 Ordinary Shares), assuming the exercise of all the Underwriters Warrants; and 11,878,750 ADSs (representing 475,150,000 Ordinary Shares), assuming the exercise of all Warrants.

Depositary	The Bank of New York Mellon, Depositary

The ADSs	Each ADS represents 40 ordinary shares.
The depositary will hold the ordinary shares underlying the ADSs. You will have rights as provided in the deposit agreement between the Company and the depositary. To better understand the terms of the ADSs and warrants, you should carefully read the “Description of Securities” section of this prospectus. You should also read the deposit agreement and warrant agent agreement, which are filed as exhibits to the registration statement that includes this prospectus.

Description of Warrants	Each full Public Warrant issued to the public investor entitles the holder to purchase one ADS at a per ADS purchase price of $6.25 at any time through the fifth anniversary of the date of issuance. Each full Underwriters Warrant issued to the representative of the underwriter entitled the holder to purchase one ADS at a per ADS purchase price of $6.25 commencing on the first anniversary of issuance and continuing through the fifth anniversary thereof. In case the SEC issues a stop order with regarding the Original Registration Statement, as amended from time to time, or such Original Registration Statement is suspended, withdrawn or otherwise not in effect, the Warrant may only be exercisable on a cashless basis. The issuance fee of $0.05 per ADS, as well as other applicable charges and taxes, are due and payable upon any cashless exercise.

Use of proceeds

Assuming the exercise of all of the Public Warrants for cash held by the public investors, we will receive gross proceeds of $10,966 thousands. Assuming the exercise of all Underwriters Warrants for cash, we will receive gross proceeds of $409 thousands.

We intend to use the net proceeds from this offering for working capital, operating expenses and other general corporate purposes. See “Use of Proceeds” beginning on page 38.

Risk Factors	You should read the “Risk Factors” section starting on page 6 of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

The number of ADSs that will be outstanding immediately after this offering is based on 10,058,791 ADSs (representing 402,351,640 Ordinary Shares) outstanding as of September 30, 2019. This number excludes, as of such date:

●	outstanding options to purchase an aggregate of 228,000 ADSs;

●	outstanding 215,833 restricted share units;

●	ordinary shares underlying the Public Warrants and Underwriters Warrants to be issued in this offering, at an exercise price per ADS of $6.25; and

●	ordinary shares underlying the Public Warrants and Underwriters Warrants to be issued in this offering, at an exercise price per ADS of $6.25.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to no exercise of outstanding options or the Warrants.

RISK FACTORS

An investment in these securities involves a high degree of risk. We operate in a dynamic industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited and unaudited financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in the shares and/or ADSs. The following risks may adversely affect our business, financial condition, operating results and cash flows and cause the trading price of the ADSs to decline, and you could lose all or part of your investment.

Risks Related to Our Financial Position and Capital Requirements

We are a clinical stage biopharmaceutical company with a history of operating losses, are not currently profitable, do not expect to become profitable in the near future and may never become profitable.

We are a clinical stage biopharmaceutical company that was incorporated in 2003. Since our incorporation, we have primarily focused our efforts on research and development and clinical trials of our product candidate, M-001. M-001 is in clinical trials and has not yet been approved for commercial sale. We may not receive the necessary regulatory approvals to commercialize our product candidate. We are not profitable and have incurred losses since inception, principally as a result of research and development, clinical trials and general administrative expenses in support of our operations. We have not generated any revenue, expect to incur substantial losses for the foreseeable future and may never become profitable. For the years ended December 31, 2016, 2017 and 2018, we had net losses of $2,452, $9,220 and $23,407 thousands respectively, the net loss for the nine months ended September 30, 2019 was $19,006, we expect such losses to continue for the foreseeable future. In addition, as of September 30, 2019, we had an accumulated deficit of approximately $79,644 thousands and we expect to experience negative cash flow for the foreseeable future. As a result, we will ultimately need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. If M-001 fails in clinical trials or does not gain regulatory clearance or approval, or if M-001 does not achieve market acceptance, we may never become profitable. Our failure to achieve or maintain profitability, or substantial delays in achieving profitability, could negatively impact the value of the securities and our ability to raise additional financing. A substantial decline in the value of the securities would also affect the price at which we could sell them to secure future funding, which could dilute the ownership interest of current shareholders. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Accordingly, it is difficult to evaluate our business prospects. Moreover, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of our products are uncertain. There can be no assurance that our efforts will ultimately be successful or result in revenues or profits.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

As of December 31, 2018, we had approximately $20,246 thousands in cash and cash equivalents, a working capital of $14,688 thousands and an accumulated deficit of $56,335 thousands. As of September 30, 2019, we had approximately $21,610 thousands in cash and cash equivalents, a working capital of $21,271 thousands and an accumulated deficit of $79,644 thousands. As of September 30, 2019, we had sufficient cash and cash commitments to fund operations for at least 15 months if we do not raise additional capital. Since our inception, most of our resources have been dedicated to the development of M-001. In particular, we have expended and believe that we will continue to expend significant operating and capital expenditures for the foreseeable future developing M-001 and any future product candidate. These expenditures will include, but are not limited to, costs associated with research and development, manufacturing, conducting clinical trials, contracting CMOs, hiring additional management and other personnel and obtaining regulatory approvals, as well as commercializing any products approved for sale. Furthermore, we incur additional costs associated with operating as a public company in the United States. Because the outcome of our current Phase 3 clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our product candidates. We also expect to incur additional costs for the purpose of conducting our ongoing and future clinical trials.

As a result of these and other factors currently unknown to us, we will require additional funds, through public or private equity or debt financings or non-dilutive sources or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. A failure to fund these activities may harm our growth strategy, competitive position, quality compliance and financial condition.

Our future capital requirements depend on many factors, including:

●	the scope, progress, results and costs of researching and developing M-001 and any future product candidate, and conducting preclinical and clinical trials;

●	the timing of, and the costs involved in, obtaining regulatory approvals for M-001 and any future product candidate;

●	the cost of commercialization activities if any of M-001 and any future product candidate are approved for sale, including marketing, sales and distribution costs;

●	the cost of manufacturing of M-001 and any future product candidate and any products we successfully commercialize;

●	our ability to establish and maintain strategic partnerships, licensing or other arrangements and the financial terms of such agreements;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

●	the timing, receipt and amount of sales of, or royalties on, any future products;

●	the expenses needed to attract and retain skilled personnel; and

●	any product liability or other lawsuits related to any future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for M-001 or any future product candidate or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize M-001 or any future product candidate.

We have entered into a finance contract with the European Investment Bank, or EIB, for the receipt of a loan of 20 million euros, which was later extended to 24 million euros, and into a security agreement and creation of a first ranking floating charge over all assets of the Company in favor of EIB, and a breach of such finance contract or security agreement may cause EIB to exercise the pledge and materialize certain of our assets.

We entered into a finance contract, or the Finance Contract, with the European Investment Bank, or EIB, for the financing of up to 20 million euros, which was later extended to 24 million euros , and up to 50% of the Company’s expected cost of developing and marketing our product candidate, M-001. We have drawn down the full amount of the loan equal to 24 million euros.

We have also entered into a security agreement, or the Security Agreement, whereby we created a first ranking floating charge over all of our assets in favor of EIB, excluding assets and/or intellectual property rights subject to the license agreement with YEDA Research and Development Company Limited. While intellectual property rights are excluded from the floating charge pledge, any breach of the Finance Contract or the Security Agreement may cause the EIB to exercise the floating charge pledge and to materialize certain of our assets at the time of such exercise.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing shareholders will be diluted, and the terms may include liquidation or other preferences that adversely affect shareholder rights. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships, alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or any product candidate, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Risks Related to Development, Clinical Testing and Regulatory Approval of M-001 and Any Future Product Candidate

We have not yet commercialized any products, and we may never become profitable.

We currently have one product candidate, M-001, in Phase 3 clinical development and no products on the market or close to entering the market. We do not know when or if we will complete our product development efforts, obtain regulatory approval for M-001 or successfully commercialize M-001. Even if we are successful in developing M-001 or any product candidate that we may develop in the future (if any), we will not be successful unless such product gains market acceptance for appropriate indications at favorable reimbursement rates. The degree of market acceptance of these products will depend on a number of factors, including, but not limited to:

●	the timing of regulatory approvals in the U.S. and other countries, and for the uses, we intend to pursue with respect to the commercialization of M-001 or any future product candidate;

●	the competitive environment;

●	the establishment and demonstration in, and acceptance by, the medical community of the safety and clinical efficacy of our product candidate and its potential advantages over other competitive products;

●	our ability to enter into supply agreements with health organizations and governments around the world for the supply of our product candidate or our ability to enter into strategic agreements with pharmaceutical and biopharmaceutical companies with strong marketing and sales capabilities;

●	the establishment of external, and potentially, internal, sales and marketing capabilities to effectively market and sell M-001 or any future product candidate in the United States, Israel, Europe and other jurisdictions;

●	the adequacy and success of our distribution, sales and marketing efforts; and

●	the pricing and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators.

Physicians, participants, third-party payors or the medical community in general may be unwilling to accept, utilize or recommend, and in the case of third-party payors, cover payment for M-001 or any future product candidate. As a result, we are unable to predict the extent of our future losses or the time required for us to achieve profitability, if at all. Even if we successfully develop one or more products, we may not become profitable.

We depend heavily on the success of our M-001. If we are unable to successfully complete our Phase 3 clinical trial for M-001 as and when expected and obtain marketing approvals for M-001, or if thereafter we fail to commercialize M-001 or experience significant delays in doing so, our business will be materially harmed.

We have invested a significant portion of our efforts and financial resources in the development of M-001. There remains significant risk that we will fail to successfully develop M-001 for any indication. We do not expect to have top line data from our pivotal clinical efficacy Phase 3 trial for M-001 available until the end of 2020. The timing of the availability of such top-line data and the completion of our pivotal clinical efficacy Phase 3 trial is dependent in part on our ability to locate and enroll a sufficient number of eligible participants in our pivotal clinical efficacy Phase 3 trial on a timely basis. A significant delay in enrolment would result in delays to our development timeline and additional development costs beyond what we have budgeted. If we ultimately obtain favorable results from our pivotal clinical efficacy Phase 3 trial of M-001, we will submit application(s) for marketing approval for M-001.

We may experience numerous unforeseen events during, or as a result of, our Phase 3 clinical trial of M-001, that could delay or prevent our ability to receive marketing approvals to commercialize M-001, including:

●	Possible negative or inconclusive results, compelling us to conduct additional clinical trials or abandon product development programs;

●	Slower or insufficient enrolment rate of trial participants than anticipated;

●	Higher dropout rate of trial participants than anticipated;

●	Our third party contactors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

●	Regulators, institutional review board or independent ethics committees may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site, or may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	The cost of clinical trials of our product candidate may be greater than we anticipate;

●	The supply or quality of our product candidate or other materials necessary to conduct clinical trials may be insufficient or inadequate; and

●	Our M-001 may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators, institutional review board or independent ethics committees to suspend or terminate the trial(s).

●	The naturally occurring influenza attack rate may be lower than anticipated, thereby compelling us to increase the number of trial participants and/or extend the trial to an additional season, as per our flexible enrollment trial protocol design.

We may not develop additional product candidates other than M-001.

M-001 is our only product candidate in development. Other than M-001, we may not develop additional product candidates based on our research and know-how and we may never attempt to develop other peptide-based products. As a result, our business and future success depends on our ability to obtain regulatory approval of and then successfully commercialize M-001.

We may never receive FDA regulatory approval for the performance of Phase 3 clinical trials in the U.S.

We have entered into a pivotal clinical efficacy phase 3 trial in Europe and a clinical trial agreement with NIAID, for a Phase 2 clinical trial in the U.S. using M-001, for which the first participants were enrolled in 2018. We intend, subject to the successful results of our Phase 3 clinical trial in Europe, to enter into discussions with the FDA, regarding market approval of M-001 in the U.S., and to comply with the applicable requirements. Although we believe that the previous approved preclinical and clinical trials we performed will serve as an adequate basis for future FDA regulated clinical trials in the U.S., we may not receive FDA approval to conduct Phase 3 clinical trials in the U.S. Failure to receive FDA approval to conduct Phase 3 clinical trials in the U.S. will materially reduce our target market and the future profitability of M-001, may have a material adverse effect on our business and could potentially cause us to cease operations. It is also possible that we may decide or that the FDA may require that we conduct further clinical trials, provide additional data and information, and meet additional standards for receipt of approval. If this were to occur, the time and financial resources required for obtaining FDA approval for Phase 3 clinical trials, and complications and risks associated therewith, would likely substantially increase. Moreover, while receipt of clinical trial approval by the FDA does not ensure the receipt of clinical trial approval in other countries, failure or delay in obtaining clinical trial approval by the FDA may have a negative effect on the regulatory process in other countries. Any failure or any delay or setback in obtaining clinical trial approval in the U.S. or in other countries would impair our ability to develop and commercialize M-001.

M-001 is subject to extensive regulation and may never obtain regulatory approval.

M-001 must satisfy rigorous standards of safety and efficacy before it can be approved for commercial use by the FDA or foreign regulatory authorities for all or any of the indications for which it has undergone or is planned to undergo testing. The FDA and foreign regulatory authorities have full discretion over this approval process. We may need to conduct significant additional research, including testing in animals and in humans, before we can file applications for product approval. Typically, in the pharmaceutical industry, there is a high rate of attrition for product candidates in preclinical testing and clinical trials. Satisfying FDA and foreign regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful. For example, a number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in legislation or EMA, FDA or foreign regulatory policy, during the process of product development, clinical trials and regulatory reviews. Failure to obtain EMA, FDA or foreign regulatory approval of M-001 in a timely manner or at all will severely undermine our business by delaying or halting commercialization of our products, imposing costly procedures, diminishing competitive advantages and reducing the number of saleable products and, therefore, corresponding product revenues.

M-001 and any product candidate we may develop in the future will remain subject to ongoing regulatory requirements even if we receive regulatory approval to market such product, and if we fail to comply with such requirements, we may not obtain such approvals or could lose those approvals that have been obtained, and the sales of any approved commercial products could be suspended.

Even if we receive regulatory approval to market M-001 and/or other product candidates, any such product will remain subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or the conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product, which could negatively impact us or our collaboration partners by reducing revenues or increasing expenses, and cause the approved product candidate not to be commercially viable. In addition, as clinical experience with a drug expands after approval, typically because it is used by a greater number and more diverse group of people after approval than during clinical trials, side effects and other problems may be observed over time after approval that were not seen or anticipated during pre-approval clinical trials or other studies. Any adverse effects observed after the approval and marketing of a product candidate could result in limitations on the use of, withdrawal of FDA or foreign regulatory approval or withdrawal of any approved products from the marketplace. Absence of long-term safety data may also limit the approved uses of our products, if any. If we fail to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities, or previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including, without limitation, the following:

●	suspension or imposition of restrictions on the products, manufacturers or manufacturing processes, including costly new manufacturing requirements;

●	warning letters;

●	civil or criminal penalties, fines and/or injunctions;

●	product seizures or detentions;

●	import or export bans or restrictions;

●	voluntary or mandatory product recalls and related publicity requirements;

●	suspension or withdrawal of regulatory approvals;

●	total or partial suspension of production; and

●	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

If we or our collaborators are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, marketing approval for our product candidates may be lost or cease to be achievable, resulting in decreased revenue from milestones, product sales or royalties, which would have a material adverse effect on our business, financial condition or results of operations.

If clinical trials for M-001 are prolonged or delayed, we would be unable to commercialize our M-001 on a timely basis, which would require us to incur additional costs and delay our receipt of any revenues from potential M-001 sales.

We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical trials that will cause us or any regulatory authority to delay or suspend those clinical trials or delay the analysis of data derived from them. A number of events, including any of the following, could delay the completion of our ongoing and planned clinical trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular product candidate:

●	conditions imposed on us by the FDA or any applicable foreign regulatory authority regarding the scope or design of our clinical trials;

●	delays in recruiting and enrolling participants or volunteers into clinical trials;

●	delays in obtaining, or our inability to obtain, required approvals from institutional review boards or other reviewing entities at clinical sites selected for participation in our clinical trials;

●	insufficient supply or deficient quality of our product candidates or other materials necessary to conduct our clinical trials;

●	lower than anticipated retention rate of subjects and participants in clinical trials;

●	negative or inconclusive results from clinical trials, or results that are inconsistent with earlier results, that necessitate additional clinical studies;

●	serious and unexpected drug-related side effects experienced by subjects and participants in clinical trials; or

●	failure of our third-party contractors to comply with regulatory requirements or otherwise meet their contractual obligations to us in a timely manner.

Clinical trials require sufficient participant enrollment, which is a function of many factors, including the size of the participant population, the nature of the trial protocol, the proximity of participants to clinical sites, the availability of effective treatments for the relevant disease and the eligibility criteria for the clinical trial. Delays in participant enrollment can result in increased costs and longer development times. The failure to enroll participants in a clinical trial could delay the completion of the clinical trial beyond our current expectations. In addition, the FDA or foreign applicable regulatory authorities could require us to conduct clinical trials with a larger number of subjects than we have projected for any of our product candidates. We may not be able to enroll a sufficient number of participants in a timely or cost-effective manner. Furthermore, enrolled participants may drop out of clinical trials, which could impair the validity or statistical significance of those clinical trials.

Prior to commencing clinical trials in the United States, we must submit an IND application to the FDA and the IND application must become effective.

We do not know whether additional clinical trials will begin as planned, will need to be restructured or will be completed on schedule, if at all. Delays in our clinical trials will result in increased development costs for M-001. In addition, if our clinical trials are delayed, our competitors may be able to bring products to market before we do and the commercial viability of M-001 or any other future candidates could be limited.

Clinical trials are very expensive, time-consuming and difficult to design and implement, and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Regulatory authorities, such as the EMA and FDA, may preclude clinical trials from proceeding. Additionally, the clinical trial process is time-consuming, failure can occur at any stage of the trials and we may encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

●	unforeseen safety issues;

●	determination of proper dosing;

●	lack of effectiveness or efficacy during clinical trials;

●	failure of our contract manufacturers or inability of our in-house facility to manufacture our product candidates in accordance with cGMP;

●	failure of third party suppliers to perform final manufacturing steps for the drug substance;

●	slower than expected rates of participant recruitment and enrollment;

●	lack of healthy volunteers and participants to conduct trials;

●	inability to monitor participants adequately during or after treatment;

●	failure of third party contract research organizations to properly implement or monitor the clinical trial protocols;

●	failure of the FDA, institutional review boards, or IRBs, or other regulatory bodies to approve our clinical trial protocols;

●	inability or unwillingness of medical investigators and IRBs to follow our clinical trial protocols; and

●	lack of sufficient funding to finance the clinical trials.

In addition, we or regulatory authorities may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the regulatory authorities find deficiencies in our regulatory submissions or the conduct of these trials. Any suspension of clinical trials will delay possible regulatory approval, if any, and adversely impact our ability to develop products and generate revenue.

Specifically, we are conducting a phase 3 clinical trial in Europe. If we fail to meet the obligations and planned time table for the performance of this trial, either due to delays caused by factors that are not in our control or that are caused by third parties, we may suffer delays in the commencement of the second cohort of the clinical trial. In addition, other factors, such as delays in the construction of the mid-sized manufacturing facility and the manufacturing of M-001 batches for the clinical trial, may also delay or jeopardize the completion of the planned clinical trial.

Although we are currently conducting a Phase 3 clinical trial in Europe, we have never conducted a Phase 3 clinical trial in the U.S., and may be unable to do so for M-001 or any other future product candidates we may develop.

We have never conducted a Phase 3 clinical trial in the U.S, but we are currently conducting a clinical trial in Europe.

The submission of a successful clinical trial plan, or IND application, and conducting of later-stage clinical trials are complicated processes. As an organization, we have conducted only Phase 1 and Phase 2 clinical trials in Israel in accordance with Israeli Public Health Regulations (Clinical Trials in Human Subjects), as amended from time to time, and other applicable Israeli legislation, and a Phase 2b clinical trial in Europe, as part of the UNISEC consortium, and we are currently in the process of conducting a pivotal clinical efficacy phase 3 trial in Europe. We also have had limited interactions with the FDA and have not discussed our proposed future Phase 3 clinical trial designs or implementation with the FDA. Consequently, we may be unable to successfully and efficiently execute and complete our planned and ongoing clinical trials in a way that leads to the approval of Phase 3 clinical trials for M-001 in the U.S. We may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals of M-001. Failure to commence or complete, or delays in our planned clinical trials, would prevent us from or delay us in developing and commercializing M-001 or any other product candidate we are developing.

We may be forced to abandon development of M-001 altogether, which will significantly impair our ability to generate product revenues.

The results of any clinical trial may not meet any or all of the trial’s endpoints. Further, success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results of later clinical trials may not replicate the results of prior clinical trials and preclinical testing. The clinical trial process may fail to demonstrate that M-001 is safe for humans and effective for indicated uses. Any such failure may cause us to abandon M-001 and may delay development of other product candidates. Any delay in, or termination or suspension of, our clinical trials will delay the requisite filings with the relevant foreign regulatory authorities and, ultimately, our ability to commercialize M-001 and generate product revenues. If the clinical trials do not support our drug product claims, the completion of development of M-001 may be significantly delayed or abandoned, which would materially adversely affect our business, financial condition or results of operations.

Positive results in the previous clinical trials of M-001 may not be replicated in future clinical trials, which could result in development delays or a failure to obtain marketing approval.

Positive results in the previous clinical trials of M-001 may not be predictive of similar results in future clinical trials. Also, interim results during a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biopharmaceutical industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from the completed preclinical studies and clinical trials for M-001 may not be predictive of the results we may obtain in later stage trials. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain FDA or European Medicines Agency, or other applicable regulatory agency, approval for their products.

If we experience delays in the enrollment of participants in our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for M-001 or any future product candidate. Although we have succeeded in enrolling cohort 1 of our Phase 3 clinical trial in Europe, we will have to enroll additional participants for our cohort 2. Participant enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the population eligible to participate, the proximity of potential participants to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and participants’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating. If we fail to enroll and maintain the number of participants for which the clinical trial was designed, the statistical power of that clinical trial may be reduced, which would make it harder to demonstrate that the product candidate being tested in such clinical trial is safe and effective. Additionally, enrollment delays in our clinical trials may result in increased development costs for M-001 and any future product candidate, which would cause our value to decline and limit our ability to obtain additional financing. Our inability to enroll a sufficient number of participants for any of our current or future clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether.

If we are not successful in discovering, developing and commercializing additional product candidates, our ability to expand our business and achieve our strategic objectives may be impaired.

Although all of our efforts to date have been, and a substantial amount of our efforts in the future are expected to be focused on the development of M-001, another possible future element of our strategy may include identifying and testing additional compounds that are optimized for peptide-based products. Research programs designed to identify additional product candidates require substantial technical, financial and human resources, whether or not any product candidates are ultimately identified. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development or commercialization for many reasons, including the following:

●	the research methodology used may not be successful in identifying potential product candidates;

●	competitors may develop alternatives that render our product candidates obsolete;

●	a product candidate may, on further study, be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

●	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

●	a product candidate may not be accepted as safe and effective by regulatory authorities, participants, the medical community or third-party payors.

If we are unable to identify suitable compounds for preclinical and clinical development, we may not be able to obtain sufficient product revenues in future periods, which likely would result in significant harm to our financial position and adversely impact the ADS price.

Reimbursement may not be available for M-001 (if and when approved for commercial sale) or any future product candidates, which could make it difficult for us to sell such products profitably.

Market acceptance and sales of M-001 or any future product candidate will depend on coverage and reimbursement policies and may be affected by healthcare reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which products they will pay for and establish reimbursement levels. We cannot be sure that coverage and reimbursement will be available for our products. We also cannot be sure that the amount of reimbursement available, if any, will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only at limited levels, we may not be able to successfully compete through sales of our proposed products.

We are subject to extensive and costly government regulation.

The product we are developing is, and any products we may develop in the future will be, subject to extensive and rigorous domestic government regulation, including with respect to Israel, regulation by the Israeli Ministry of Health, and with respect to the U.S., regulation by the FDA, the CMS, other divisions of the U.S. Department of Health and Human Services, including its Office of Inspector General, the U.S. Department of Justice, the Departments of Defense and Veterans Affairs and, to the extent our products are paid for directly or indirectly by those departments, state and local governments and their respective foreign equivalents. The FDA regulates the research, development, preclinical and clinical testing, manufacture, safety, effectiveness, record keeping, reporting, labeling, storage, approval, advertising, promotion, sale, distribution, import and export of pharmaceutical products under various regulatory provisions. M-001 or any product candidates we may develop, which will be tested and marketed abroad, will be subject to extensive regulation by foreign governments, whether or not we have obtained the Israeli Ministry of Health’s approval and/or FDA approval for M-001 or any other given product and its uses. Such foreign regulation may be equally or more demanding than corresponding Israeli or U.S. regulation.

Government regulation substantially increases the cost and risk of researching, developing, manufacturing, and selling products. Our failure to comply with these regulations could result in, by way of example, significant fines, criminal and civil liability, product seizures, recalls, withdrawals, withdrawals of approvals, and exclusion and debarment from government programs. Any of these actions, including the inability of our proposed products to obtain and maintain regulatory approval, would have a materially adverse effect on our business, financial condition, results of operations and prospects.

Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, which may result in necessary changes to clinical trial protocols, which could result in increased costs to us, delay our development timeline or reduce the likelihood of successful completion of our clinical trials.

Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, as a result of which we may need to amend clinical trial protocols. Amendments may require us to resubmit our clinical trial protocols to IRBs for review and approval, which may adversely affect the cost, timing and successful completion of a clinical trial. If we experience delays in the completion of, or if we terminate, any of our clinical trials, the commercial prospects for any affected product candidate would be harmed and our ability to generate product revenue would be delayed, possibly materially.

If we acquire or license additional technologies or product candidates, we may incur a number of additional costs, have integration difficulties and/or experience other risks that could harm our business and results of operations.

We may acquire and in-license additional product candidates and technologies. Any product candidate or technologies we in-license or acquire will likely require additional development efforts prior to commercial sale, including extensive preclinical or clinical testing, or both, and approval by the FDA and applicable foreign regulatory authorities, if any. All product candidates are prone to risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate or product developed based on in-licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure you that any product candidate that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted or competitive in the marketplace. Moreover, integrating any newly acquired or in-licensed product candidates could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

Risks Related to Our Business and Industry

We are a clinical stage biopharmaceutical company with no approved products, which makes it difficult to assess our future viability.

We are a clinical stage biopharmaceutical company with a limited operating history. We have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in rapidly evolving fields, particularly in the pharmaceutical area. For example, to execute our business plan, we will need to successfully:

●	execute product candidate development activities;

●	obtain required FDA and applicable foreign regulatory approvals for the development and commercialization of any product candidate;

●	maintain, leverage and expand our intellectual property portfolio;

●	build and maintain robust sales, distribution and marketing capabilities, either on our own or in collaboration with strategic partners;

●	gain market acceptance for our products;

●	develop and maintain any strategic relationships we elect to enter into; and

●	manage our spending as costs and expenses increase due to drug discovery, preclinical development, clinical trials, regulatory approvals and commercialization.

If we are unsuccessful in accomplishing these objectives, we may not be able to develop product candidates, raise capital, expand our business or continue our operations.

The members of our management team and certain consultants are important to the efficient and effective operation of our business, and we may need to add and retain additional leading experts. Failure to retain our management and consulting team and add additional leading experts could have a material adverse effect on our business, financial condition or results of operations.

Our executive officers, our management team and technical personnel, as well as certain consultants, are important to the efficient and effective operation of our business, particularly Dr. Ron Babecoff, our Chief Executive Officer, and Dr. Tamar Ben-Yedidia, our Chief Scientific Officer. Our failure to retain the personnel that have developed much of the technology we utilize today, or any other key management and technical personnel, could have a material adverse effect on our future operations. Our success is also dependent on our ability to attract, retain and motivate highly trained technical, and management personnel, among others, to continue the development and commercialization of our current and future products.

We face significant competition. If we cannot successfully compete with new or existing products, our marketing and sales will suffer, and we may never be profitable.

We will compete against fully integrated pharmaceutical and biopharmaceutical companies and smaller companies that are collaborating with pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do, as well as significantly greater experience in:

●	developing immuno-modulating products (including vaccines);

●	undertaking preclinical testing and human clinical trials;

●	obtaining FDA approvals and addressing various regulatory matters and obtaining other regulatory approvals of drugs;

●	formulating and manufacturing drugs; and

●	launching, marketing and selling drugs.

Generally, our competitors currently include large fully integrated pharmaceutical companies such as Sanofi-Pasteur, GlaxoSmithKline, Seqirus (Ex bioCSL and Novartis flu vaccines), AstraZeneca and Abbott (Solvay) as well as companies and academic research institutes in various developmental stages attempting to develop improved influenza vaccines, such as Imutex, AltImmune, Inovio Pharmaceuticals, Inc., FluGen, Inc., Medicago, Vivaldi Biosciences, Vaccitech, and Vaxart. If our competitors develop and commercialize products faster than we do, or develop and commercialize products that are superior to our product candidates, our commercial opportunities will be reduced or eliminated. Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA and foreign regulatory authorities more rapidly than we do. Our competitors may also develop products or technologies that are superior to those we are developing, and render our product candidate obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer, and we may never be profitable.

The extent to which our product candidate achieves market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the biotechnology and biopharmaceutical industry is intense and has been accentuated by the rapid pace of technology development. Our competitors also compete with us to:

●	attract parties for acquisitions, joint ventures or other collaborations;

●	license proprietary technology that is competitive with M-001;

●	attract funding; and

●	attract and hire scientific talent and other qualified personnel.

We may be subject to legal proceedings and/or to product liability lawsuits.

We could incur substantial costs in connection with product liability claims relating to our current or potential product candidates. We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits, which may result in substantial losses.

M-001 or any future product candidate could cause adverse events, including injury, disease or adverse side effects. These adverse events may not be observed in clinical trials, but may nonetheless occur in the future. If any of these adverse events occur, they may render M-001 or any future product candidate ineffective or harmful in some participants, and any future sales would suffer, materially adversely affecting our business, financial condition and results of operations.

In addition, potential adverse events caused by M-001 or any future product candidate could lead to product liability lawsuits. If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit the marketing and commercialization of any future product. Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We may not be able to avoid product liability claims. For example, changes in laws outside the U.S. are expanding our potential liability for injuries that occur during clinical trials. Product liability insurance is expensive, subject to deductibles and coverage limitations, and may not be available in the amounts that we desire for a price we are willing to pay. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all. If, at any time, we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to clinically test, market or commercialize our product candidate. A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause us to incur substantial liabilities, and, as a result, our business, liquidity and results of operations would be materially adversely affected. In addition, the existence of a product liability claim could affect the market price of the ADSs.

If our employees commit fraud or other misconduct, including noncompliance with regulatory standards and requirements and insider trading, our business may experience serious adverse consequences.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures: to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state health-care fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Our board of directors adopted a Code of Ethics. However, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

In addition, during the course of our operations, our directors, executives and employees may have access to material, non-public information regarding our business, our results of operations or potential transactions we are considering. If a director, executive or employee was to be investigated, or an action was to be brought against a director, executive or employee for insider trading, it could have a negative impact on our reputation and the market price of the ADSs. Such a claim, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

We may encounter difficulties in managing our growth. Failure to manage our growth effectively will have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully grow and expand. Successful implementation of our business plan will require management of growth, including potentially rapid and substantial growth, which will result in an increase in the level of responsibility for management personnel and place a strain on our human and capital resources. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. Our ability to manage our operations and growth effectively will require us to continue to expend funds to enhance our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient talented personnel. If we are unable to scale up and implement improvements to our control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to successfully commercialize our product candidate or future products. Failure to attract and retain sufficient talented personnel will further strain our human resources and could impede our growth or result in ineffective growth. Moreover, the management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps we have taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

Our business will expose us to potential liability that results from risks associated with conducting clinical trials of M-001 and any future product candidate. We are currently conducting a Phase 3 clinical trial in several countries in Europe. The clinical trial liability insurance is subject in each country to local laws and ranges between $1,150 to $19,000 thousands per each country. A successful clinical trial liability claim, if any, brought against us could have a material adverse effect on our business, prospects, financial condition and results of operations even though clinical trial insurance is successfully maintained or obtained. The current and planned insurance coverages may only mitigate a small portion of a substantial claim against us.

In addition, we may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Recent disruptions in the financial markets and economic conditions could affect our ability to raise capital.

In recent years, the U.S. and global economies suffered dramatic downturns as the result of a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The U.S. and certain foreign governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If the actions taken by these governments are not successful, the return of adverse economic conditions may cause a significant impact on our ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.

Our current management team has limited experience in managing and operating a publicly traded U.S. company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Although our ordinary shares were traded on the Tel Aviv Stock Exchange and we have filed public reports in Israel in the past, our current management team has limited experience managing and operating a company publicly traded in the U.S. Failure to comply or adequately comply with any laws, rules or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation or financial condition and could result in delays in achieving the development of an active and liquid trading market for the ADSs.

We may be subject to extensive environmental, health and safety, and other laws and regulations in multiple jurisdictions.

Our business involves the controlled use, directly or indirectly through our service providers, of hazardous materials, various biological compounds and chemicals; therefore, we, our agents and our service providers may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. The risk of accidental contamination or injury from these materials cannot be eliminated. If an accident, spill or release of any regulated chemicals or substances occurs, we could be held liable for resulting damages, including for investigation, remediation and monitoring of the contamination, including natural resource damages, the costs of which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials and chemicals. Although we maintain workers’ compensation insurance to cover the costs and expenses that may be incurred because of injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. Additional or more stringent federal, state, local or foreign laws and regulations affecting our operations may be adopted in the future. We may incur substantial capital costs and operating expenses and may be required to obtain consents to comply with any of these or certain other laws or regulations and the terms and conditions of any permits or licenses required pursuant to such laws and regulations, including costs to install new or updated pollution control equipment, modify our operations or perform other corrective actions at our respective facilities or the facilities of our service providers. For instance, we have undergone inspections and obtained approvals from various governmental agencies.

Governments outside the United States tend to impose strict price controls, which may adversely affect our revenues, if any.

In some countries, particularly the countries comprising the European Union, or the EU, the pricing of pharmaceuticals and certain other therapeutics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed, possibly materially.

Risks Related to Dependence on Third Parties

M-001 is based on an exclusive license from Yeda, and we could lose our rights to this license if a dispute with Yeda arises or if we fail to comply with the financial and other terms of the license.

We license our core intellectual property from Yeda under an exclusive license agreement, pursuant to which we received an exclusive worldwide license for the development, manufacturing, use, marketing, sale, distribution and importing of products that are directly or indirectly based on certain patents and patent applications owned by Yeda and/or certain other intellectual property to be developed by Yeda and related thereto. Pursuant to the terms of the license agreement, unless earlier terminated in accordance with the provisions thereof, the license agreement will expire upon the later of: (i) the expiration date of the last patent licensed thereunder; (ii) in the event only one product will be developed and/or commercialized by utilizing the licensed intellectual property, 15 years from the date of first commercial sale of such product in either the U.S or Europe, following receipt of New Drug Approval from the FDA or equivalent approval in any European country for such product; (iii) in the event that more than one product will be developed and/or commercialized by utilizing the licensed intellectual property, following the receipt of New Drug Approval from the FDA or equivalent approval in any European country for such product, the expiry of a 20 year period during which there shall not have been a sale of any such products in either the U.S. or Europe. However, Yeda is entitled to terminate the exclusivity rights or to terminate the license agreement with 30 days prior written notice to us if: (a) no commercial sales of at least one product are initiated during six months after receipt of an FDA or similar regulatory approval for commercial marketing; or (b) no sales of any products are reported for over a year after sales of a product have commenced. Yeda will also be entitled to terminate the license agreement by written notice: (x) in the event we materially breach any of our obligations under the agreement, provided that such material breach is un-curable or, if curable, is not cured by us within 30 days (or in the case of failure by us to make payments due to Yeda in connection with the license agreement, 10 days) from receipt of notice of such breach; or (y) in the event a temporary or permanent liquidator is appointed for our Company, a resolution is passed to voluntarily wind up our Company, or an order or act is granted for the winding up of our Company, provided that if such order or act was initiated by any third party, such order or act is not cancelled within 120 days; or (z) we contest the validity of one of the patents registered by Yeda. Upon termination of the license agreement, other than in the case of expiration pursuant to (i) through (iii) above, all rights and documents will be returned to Yeda, and we will be required to grant Yeda an exclusive world-wide irrevocable license to our know-how and products which are based on the intellectual property licensed from Yeda or that were discovered or occur or arise from the performance of our development work pursuant to the license agreement. In the event that Yeda terminates the license agreement due to any reason other than (a), (b) or (x) through (z) above, we will be entitled to receive royalty payments equal to 25% of the net proceeds received by Yeda from the grant to third parties, within the five years following the termination of the license agreement, of a license or other rights which include our developments, up to the aggregate amount of research funds actually expended by us for development. If Yeda terminates the license agreement, or licenses to a third party the intellectual property licensed to us pursuant to the license agreement, or if any dispute arises with respect to our arrangement with Yeda, such dispute may disrupt our operations and would likely have a material and adverse impact on us if resolved in a manner that is unfavorable to us. Our current product candidate is based on the intellectual property licensed under the license agreement, and if the license agreement is terminated prior to its expiration, it would have a material adverse effect on our business, prospects and results of operations.

We rely on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials

We do not independently conduct our Phase 3 clinical trial of M-001 in Europe. We rely on third parties such as contract research organizations, clinical data management organizations, medical institutions and clinical investigators, to perform this function. We expect to continue to rely on such third parties in conducting our clinical trials of M-001, and expect to rely on these third parties to conduct clinical trials of any other product candidate that we develop. Any of these third parties may terminate their engagement with us at any time. If we need to enter into alternative arrangements, it would delay our product development activities.

Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities. We remain responsible for ensuring that our clinical trial is conducted in accordance with the requirements of the relevant regulator, and failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, third parties that we rely on for our clinical development activities may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for M-001. Our product development costs will increase if we experience delays in testing or obtaining marketing approvals.

Use of third parties to manufacture our M-001 may increase the risk that we will not have sufficient quantities of M-001 at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

In August 2018, and as planned, we relocated to our mid-sized manufacturing facility in Jerusalem, with potential capacity to annually produce up to forty million doses of M-001 for Phase 3 clinical trial supply or commercial supply. Our production line is still under construction. We currently rely on a third party CMO for the supply of M-001 until the completion of our independent production line.

Reliance on a third party CMO entails risks, including:

●	Reliance on third party for regulatory compliance and quality assurance;

●	The possible breach of the manufacturing agreement by the third party;
●	The possible failure to manufacture sufficient quantities of M-001 due to reasons outside of the reasonable control of the third party;

●	The possible misappropriation of our propriety information, including our know-how; and

●	The possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

Our CMO may not be able to comply with current cGMP, regulations or similar regulatory requirements outside of the U.S. Our failure, or the failure of our third party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidate or product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates.

Failure to complete the construction of our independent production line in our new facility, in a timely manner or at all, will prolong our dependency on third parties for the manufacturing of M-001 and may result in insufficient quantities of M-001.

We currently rely on our CMO in the U.S. for the supply of M-001 clinical batches for our current pivotal clinical efficacy Phase 3 clinical trial. In August 2018 we moved to our new facility in Jerusalem and we intend to complete the construction of our independent production line of M-001 for the purpose of future clinical trials and commercialization by the end of 2021, subject to the successful completion of the pivotal clinical efficacy Phase 3 trial we are currently conducting in Europe. If we fail to complete our production line in a timely manner or at all, we will enter into agreements with CMOs or expand our existing agreement to manufacture M-001 for the purpose of conducting future clinical trials, as may be, and commercialization. If we fail to expand our existing manufacturing agreement and/or enter into additional agreements, or if our partners do not manufacture adequate amounts of M-001 for reasons that are not within our control, we may not possess adequate amounts of M-001 for our anticipated purposes. Insufficient amounts of M-001 may cause delays in our clinical development and commercialization of M-001.

We may not obtain the necessary materials for the performance of additional clinical trials in the U.S. or other countries around the world.

Some of our clinical trials involve obtaining materials and information that may not currently be in our possession and that we rely on suppliers and manufacturers to provide. Specifically, we were not able to satisfy the FDA’s request for information regarding the H5N1 vaccine (including information as to manufacturing, dosage, formulation, etc.) required for our previously contemplated Phase 2 clinical trial in the U.S., and as a result we elected to convert our IND application submitted in June 2013 into a Drug Master File. It is possible that the FDA or any other relevant regulatory body will request us to provide other materials that are not in our possession before approving any proposed Phase 3 clinical trials to test the safety and efficacy of M-001 for such indication.

Risks Related to Our Intellectual Property

If we fail to adequately protect, enforce or secure rights to the patents which we own or that were licensed to us or any patents we may own or license in the future, the value of our intellectual property rights would diminish and our business and competitive position would suffer.

Our success, competitive position and future revenues, if any, depend in part on our ability to obtain and successfully leverage intellectual property covering our products and product candidates, know-how, methods, processes and other technologies, to protect our trade secrets, to prevent others from using our intellectual property and to operate without infringing the intellectual property rights of third parties.

The risks and uncertainties that we face with respect to our intellectual property rights include, but are not limited to, the following:

●	the degree and range of protection any patents will afford us against competitors;

●	the patents concerning our business activities were not registered in all countries and therefore our patent protection may be lacking in some territories;

●	if and when patents will be issued;

●	whether or not others will obtain patents claiming aspects similar to those covered by our own or licensed patents and patent applications;

●	we may be subject to interference proceedings;

●	we may be subject to opposition or post-grant proceedings in foreign countries;

●	any patents that are issued may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us or our customers;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have licensed or developed;

●	enforcement of patents is complex, uncertain and expensive; and

●	we may need to initiate litigation or administrative proceedings that may be costly whether we win or lose.

If patent rights covering our products and methods are not sufficiently broad, they may not provide us with any protection against competitors with similar products and technologies. Furthermore, if the United States Patent and Trademark Office, or the USPTO, or any foreign patent office issue patents to us or our licensors, others may challenge the patents or design around the patents, or the patent office or the courts may invalidate the patents. Thus, any patents we own or license from or to third parties may not provide any protection against our competitors.

We cannot be certain that patents will be issued as a result of any pending applications, and we cannot be certain that any of our issued patents or patents licensed from Yeda (or any other third-party in the future) will give us adequate protection from competing products. For example, issued patents, including the patents licensed by us, may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope.

In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patents and patent applications, we depend upon proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our know-how or other proprietary information in the event of any unauthorized use or disclosure.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to office actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the USPTO to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome is favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial and could divert management’s resources and attention. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays. A third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume time and other resources. There is a risk that a court will decide that we are infringing the third party’s patents and will order us to stop the activities claimed by the patents, redesign our products or processes to avoid infringement or obtain licenses (which may not be available on commercially reasonable terms or at all). In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our product candidate, technologies or other matters. Any claims of infringement asserted against us, whether or not successful, may have a material adverse effect on us.

We rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them, the agreements can be difficult and costly to enforce. Although we seek to enter into these types of agreements with our contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with M-001 or any future product candidates. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights can be costly and unpredictable. We also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we still face the risk that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

●	our proprietary know-how will otherwise become known; or

●	our competitors will independently develop similar technology or proprietary information.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent law outside the United States may be different than in the United States. Further, the laws of some foreign countries, such as China where certain patents owned or licensed by us were granted, may not protect our intellectual property rights to the same extent as the laws of the United States, if at all. A failure to obtain sufficient intellectual property protection in any foreign country could materially and adversely affect our business, results of operations and future prospects. Moreover, we may participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and divert management’s resources and attention. Additionally, due to uncertainty in patent protection law, we have not filed patent applications in many countries where significant markets exist.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

●	others may be able to make compounds that are the same as or similar to M-001 or any future product candidate but that are not covered by the claims of the patents that we own or have exclusively licensed;

●	we or our licensors or any future strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

●	we or our licensors or any future strategic partners might not have been the first to file patent applications covering certain of our inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	it is possible that our pending patent applications will not lead to issued patents;

●	issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable; and

●	the patents of others may have an adverse effect on our business.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. In addition, the Israeli Supreme Court ruled in 2012 that an employee who receives a patent or contributes to an invention during his employment may be allowed to seek compensation for such contributions from his or her employer, even if the employee’s contract of employment specifically states otherwise and the employee has transferred all intellectual property rights to the employer. The Israeli Supreme Court ruled that the fact that a contract revokes an employee’s right for royalties and compensation, does not rule out the right of the employee to claim their right for royalties. As a result, it is unclear whether and, if so, to what extent our employees may be able to claim compensation with respect to our future revenue. We may receive less revenue from future products if any of our employees successfully claim for compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

Risks Related to Our Operations in Israel

We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and the region.

We are incorporated under the laws of the State of Israel, and our principal offices are located in central Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, including Hezbollah in Lebanon (and Syria) and Hamas in the Gaza Strip, both of which involved missile strikes in various parts of Israel causing the disruption of economic activities.  Our principal offices are located within the range of rockets that could be fired from Lebanon, Syria or the Gaza Strip into Israel. In addition, Israel faces many threats from more distant neighbors, in particular, Iran. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations or results of operations and could make it more difficult for us to raise capital.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government is currently committed to cover the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there is no assurance that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business.

Several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Such business restrictions and boycotts, particularly if they become more widespread, may materially and adversely impact our business.

Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, financial condition and results of operations.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us, or our executive officers and directors or asserting U.S. securities laws claims in Israel.

None of our directors or officers are residents of the United States, except for director Mark Germain. Director George Lowell is a dual U.S. and Israel citizen. Most of our directors’ and officers’ assets and our assets are located outside the United States. Service of process upon us or our non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against us or our non-U.S. directors and executive officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

Under applicable U.S. and Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with us, which in turn could impact our future profitability.

We generally enter into non-competition agreements with our employees and key consultants. These agreements prohibit our employees and key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work, and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Since we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S.-based corporations. In particular, a shareholder of an Israeli company, such as us, has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards us and other shareholders and to refrain from abusing its power in us, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to our articles of association, an increase of our authorized share capital, a merger and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders vote or to appoint or prevent the appointment of an office holder of ours or other power towards us has a duty to act in fairness towards us. However, Israeli law does not define the substance of this duty of fairness. Since Israeli corporate law underwent extensive revisions approximately 15 years ago, the parameters and implications of the provisions that govern shareholder behavior have not been clearly determined. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, the holder of a majority of each class of securities of the target company must approve a merger. Moreover, a full tender offer can only be completed if the acquirer receives at least 95% of the issued share capital (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer, except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer), and the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition (unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights).

Our articles of association provide that our directors (other than external directors) are elected to terms, with only two or three of our directors (other than external directors) to be elected each year, in each case for a term of three years. Our 2015 annual general meeting approved the staggering and extension of the term of our board members. The staggering of the terms of our directors prevents a potential acquirer from readily replacing our entire board of directors at a single annual general shareholder meeting. This could prevent an acquirer from seeking to effect a change in control of our company by proposing an acquisition proposal offer opposed by our board, even if beneficial to our shareholders.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to those of our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

We have received Israeli government grants for certain research and development expenditures. The terms of these grants and loans may require us to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. In addition, under the Encouragement of Industrial, Research and Development Law, 5744-1984, or the Research Law, to which we are subject due to our receipt of grants from the Israeli Innovations Authority, or IIA (formerly known as the Office of the Chief Scientist of the Israeli Ministry of Economy, or OCS), a recipient of IIA grants such as us must report to the IIA regarding any change of control or any change in the holding of the means of control of our Company which transforms any non-Israeli citizen or resident into an “interested party”, as defined in the Research Law, in our Company, and in the latter event, the non-Israeli citizen or resident shall execute an undertaking in favor of the IIA, in a form provided under the IIA guidelines.

Because a certain portion of our expenses is incurred in currencies other than the U.S. Dollar, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the NIS, but some portion of our clinical trials and operations expenses are in the U.S. Dollar and Euro. As a result, we are exposed to some currency fluctuation risks. We may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the currencies mentioned above in relation to the NIS. These measures, however, may not adequately protect us from adverse effects.

We have received Israeli government grants towards some of our research and development activities.  The terms of these grants may require us to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel.  We may be required to pay penalties in addition to the repayment of the grants.  Such grants may be terminated or reduced in the future, which would increase our costs.

Our research and development efforts have been financed, partially, through grants that we have received from the formerly known as the OCS, or IIA. We therefore must comply with the requirements of the Research Law and related regulations, including, but not limited to, pay royalties to the IIA on income generated from the sale of products and related services associated with such products. As of December 31, 2018, we have received $5.5 million in IIA grants.

The discretionary approval of an IIA committee will be required for any transfer to third parties outside of Israel of rights related to M-001, which has been developed with IIA funding. We may not receive the required approvals should we wish to transfer this technology, manufacturing and/or development outside of Israel in the future. We may be required to pay penalties in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs. IIA approval is not required for the export of any products resulting from the IIA funded research or development in the ordinary course of business.

Risks Related to the ADSs and the Offering

We incur significant additional increased costs as a public company in the United States, and our management is required to devote substantial additional time to new compliance initiatives as well as to compliance with ongoing U.S. reporting requirements.

We are a publicly traded company in the U.S. As a public company in the U.S., we incur additional significant accounting, legal and other expenses that we did not incur before our initial public offering. We also incur costs associated with corporate governance requirements of the SEC and the NASDAQ Capital Market, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC and the NASDAQ Capital Market, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, if any, or as executive officers.

We may currently be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes or may become one in any subsequent year. There may be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares or the ADSs

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of our assets are held for the production of, or produce, passive income, we would be characterized as a PFIC for U.S. federal income tax purposes. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes such amounts derived due to the temporary investment of funds, including those raised in a public offering. In determining whether a non-US corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is considered.

Although we were not a PFIC in 2016, we believe we may have become a PFIC in 2017, and although we have not determined whether we became a PFIC in 2018, or in any subsequent year, our operating results for any such years may cause us to be a PFIC. If we are a PFIC in 2018, or any subsequent year, and a U.S. shareholder does not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to a U.S. shareholder, and any gain realized on the sale or other disposition of our ordinary shares or ADSs will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for the ordinary shares (or ADSs, as the case may be); (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold our ordinary shares or ADSs during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election. A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. A QEF election generally may not be revoked without the consent of the IRS. Upon request, we will annually furnish U.S. shareholders with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. shareholder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC.

The application of the PFIC rules may result in a U.S. shareholder incurring a tax liability in excess of cash received. For instance, the application of the deemed deferral benefit under the excess distribution rules can result in an effective tax rate of more than one hundred percent. Further, if a U.S. shareholder makes a QEF election, such U.S. shareholder will be subject to U.S. federal income tax on a modified passthrough basis and may be allocated taxable income without receiving a corresponding distribution of cash to pay any resulting tax. Likewise, a U.S. shareholder who makes a mark-to-market election will not receive a distribution of cash to pay any resulting tax. Finally, the disposition of PFIC stock in an otherwise tax-deferred transaction may require a U.S. shareholder to recognize the resulting gain as a PFIC inclusion.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, results of operation or financial condition. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of the ADSs and warrants.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Disclosing deficiencies or weaknesses in our internal controls, failing to remediate these deficiencies or weaknesses in a timely fashion or failing to achieve and maintain an effective internal control environment may cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of the ADSs and warrants. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements, which could make the ADSs and ADS warrants less attractive to investors.

For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

●	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We will be an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) December 31, 2020, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a “large accelerated issuer” as defined in Regulation S-K of the Securities Act.

We cannot predict if investors will find the securities less attractive because we may rely on these exemptions. If some investors find the securities less attractive as a result, there may be a less active trading market for securities and the market price of the securities may be more volatile.

We are a “foreign private issuer” and have disclosure obligations that are different from those of U.S. domestic reporting companies.

We are a foreign private issuer and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. Furthermore, although under the regulations promulgated under the Companies Law, as an Israeli public company listed overseas we will be required to disclose the compensation of our five most highly compensated officers on an individual basis (rather than on an aggregate basis, as was previously permitted for Israeli public companies listed overseas prior to such amendment), this disclosure will not be as extensive as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders will be exempt from the requirements to report short-swing profit recovery contained in Section 16 of the Exchange Act. Also, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

As a “foreign private issuer,” we are permitted, and follow certain home country corporate governance practices instead of otherwise applicable SEC and NASDAQ Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

As a “foreign private issuer,” we are permitted, and follow certain home country corporate governance practices instead of those otherwise required under the listing rules of the NASDAQ Capital Market for domestic U.S. issuers. For instance, we intend to follow home country practice in Israel with regard to, among other things, board independence requirements, director nomination procedures and quorum requirements. In addition, we may follow our home country law instead of the listing rules of the NASDAQ Capital Market that require that we obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of us, certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company, and certain acquisitions of the stock or assets of another company. We also intend to follow our home country rules regarding the periodic approval of and changes to the formal charter for our compensation committee instead of the listing rules of the NASDAQ Capital Market. We may in the future elect to follow home country corporate governance practices in Israel with regard to other matters. Following our home country corporate governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the NASDAQ Capital Market may provide less protection to you than what is accorded to investors under the listing rules of the NASDAQ Capital Market applicable to domestic U.S. issuers.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our traded securities, our securities price and trading volume could be negatively impacted.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the securities, or provide more favorable relative recommendations about our competitors, the price of the securities would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could negatively impact the price of the securities or their trading volume.

The ADSs do not trade on any exchange outside of the United States and our ordinary shares are not listed on any securities exchange.

The ADSs are listed only in the United States on the Nasdaq Capital Market, and our ordinary shares are not currently listed on any securities exchange. We have no plans to list the ADSs or our ordinary shares in any other jurisdiction. As a result, a holder of ADSs outside of the United States may not be able to effect transactions in the ADSs as readily as the holder may if the ADSs were listed on an exchange in that holder’s home jurisdiction. Additionally, a holder of ordinary shares may not be able to effect transactions in our ordinary shares without depositing such ordinary shares with the depositary in exchange for the issuance of ADSs representing such ordinary shares.

The market price for the ADSs may be volatile.

The market price for the ADSs is likely to be highly volatile and subject to wide fluctuations in response to numerous factors including the following:

●	our failure to obtain the approvals necessary to commence further clinical trials;

●	results of clinical and preclinical studies;

●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

●	announcements of technological innovations, new products or product enhancements by us or others;

●	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

●	changes or developments in laws, regulations or decisions applicable to our product candidates or patents;

●	any adverse changes to our relationship with manufacturers or suppliers;

●	announcements concerning our competitors or the pharmaceutical or biotechnology industries in general;

●	achievement of expected product sales and profitability or our failure to meet expectations;

●	our commencement of or results of, or involvement in, litigation, including, but not limited to, any product liability actions or intellectual property infringement actions;

●	any major changes in our board of directors, management or other key personnel;

●	legislation in the United States, Europe and other foreign countries relating to the sale or pricing of pharmaceuticals;

●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of therapeutics we, our licensees or others develop;

●	success of research and development projects;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if our ordinary shares or the ADSs are covered by analysts;

●	future issuances of ordinary shares, ADSs or other securities;

●	general market conditions, including the volatility of market prices for shares of biotechnology companies generally, and other factors, including factors unrelated to our operating performance; and

●	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of the ADSs, which would result in substantial losses by our investors.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of any particular company. These market fluctuations may also have a material adverse effect on the market price of the ADSs.

Substantial future sales or perceived potential sales of ADSs in the public market could cause the price of ADSs to decline.

Substantial sales of ADSs, including in this offering, may cause the market price of the ADSs to decline. Sales by us or our security holders of substantial amounts of the ADSs, or the perception that these sales may occur in the future, could cause a reduction in the market price of the ADSs.

The issuance of any additional ordinary shares, any additional ADSs, or any securities that are exercisable for or convertible into our ordinary shares or ADSs, may have an adverse effect on the market price of our ordinary shares and the ADSs and will have a dilutive effect on our existing shareholders and holders of ADSs.

We have not paid, and do not intend to pay, dividends on our ordinary shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.

We have not paid any cash dividends on our ordinary shares since inception. We do not anticipate paying any cash dividends our ordinary shares in the foreseeable future. Moreover, the Israeli Companies Law, as amended, or the Companies Law, imposes certain restrictions on our ability to declare and pay dividends. See “Description of Share Capital — Dividends” for additional information. As a result, investors in the ADSs or ordinary shares will not be able to benefit from owning these securities unless their market price becomes greater than the price paid by such investors and they are able to sell such securities. We cannot assure you that you will ever be able to resell our securities at a price in excess of the price paid.

ADS holders may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited ordinary shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

Holders of ADSs must act through the depositary to exercise their rights.

Holders of the ADSs do not have the same rights as our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law, the minimum notice period required to convene a shareholders meeting is no less than 35 or 21 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of the ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of the ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of the ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of the ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders’ meeting.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

Your percentage ownership in us may be diluted following this rights offering as well as by future issuances of share capital, which could reduce your influence over matters on which shareholders vote.

If you choose not to exercise your subscription rights in full, the relative percentage of the ordinary shares or ADSs that you own will decrease, and your voting and other rights will be diluted. In addition, subject to the approval of our shareholders meeting, if Angels Investments in Hi Tech Ltd. (“Angels Investments”) exercises its option to purchase unexercised rights, your voting and other rights will be significantly diluted as well.

Following the completion of this offering, our board of directors will have the authority, in most cases without action or vote of our shareholders, to issue all or any part of our authorized but unissued shares, including ordinary shares issuable upon the exercise of outstanding warrants and options. Issuances of additional shares would reduce your influence over matters on which our shareholders vote.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADS you purchase in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of ADSs (see “Use of Proceeds”). Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of the ADSs to decline.

The controlling share ownership position of Angels Investments will limit your ability to elect the members of our board of directors, may adversely affect our share price and will result in our non-affiliated investors having very limited, if any, influence on corporate actions.

Angels Investments is currently our controlling shareholder.  As of January 1, 2020, Angels Investments beneficially owned approximately 42.5% of the voting power of our outstanding ordinary shares. Therefore, Angels Investments has the ability to substantially influence us and exert significant control through this ownership position. For example, Angels Investments is able to control elections of directors, amendments of our organizational documents, and approval of any merger, amalgamation, sale of assets or other major corporate transaction. Angels Investments’ interests may not always coincide with our corporate interests or the interests of other shareholders, and it may exercise its voting and other rights in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as it continues to own a significant amount of our equity, Angels Investments will continue to be able to strongly influence and significantly control our decisions.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial.

No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our expectations, beliefs and intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	We are a clinical stage biopharmaceutical company with a history of operating losses, are not currently profitable, do not expect to become profitable in the near future and may never become profitable.

●	We have not yet commercialized any products or technologies, and we may never do so.

●	We depend heavily on the success of our current Phase 3 clinical trial of M-001 in Europe, and if we are unable to complete our Phase 3 clinical trial and then fail to obtain marketing approvals for the commercialization of M-001, our business will be materially harmed.

●	We may never receive FDA regulatory approval for the conduct of Phase 3 clinical trials in the U.S.

●	Our product candidate is subject to extensive regulation and may never obtain regulatory approval.

●	Our product candidate and future product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if we fail to comply with these requirements, we may not obtain such approvals or could lose those approvals that have been obtained, and the sales of any approved commercial products could be suspended.

●	If we, or the parties from whom we license intellectual property, fail to adequately protect, enforce or secure rights to the patents which we own or that were licensed to us or any patents we may own in the future, the value of our intellectual property rights would diminish, and our business and competitive position would suffer.

●	We face significant competition. If we cannot successfully compete with new or existing products, M-001 or any other product candidate that we develop may be rendered non-competitive or obsolete.

●	We are subject to extensive and costly government regulations relating to our business, we may be subject to fines and other penalties that could harm our business.

●	Our U.S. shareholders may suffer adverse tax consequences if we are characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.”

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. In evaluating forward-looking statements, you should consider these risks and uncertainties.

CAPITALIZATION

The table below sets forth our total capitalization as of September 30, 2019. The financial data in the following table should be read together with our financial statements and notes thereto incorporated by reference herein.

As of September 30, 2019
Actual
(in thousands)
Cash and cash equivalents	$21,610

Share Premium	73,776
Accumulated deficit	79,644
Total capitalization	$(5,868)

DILUTION

No immediate dilution is expected from this offering, and we cannot estimate how many, if any, of the Warrants covered by this prospectus will be exercised, and if any of the Warrants are exercised, how many, if any, of the Warrants will be exercised for cash. Thus, we cannot estimate how many ADSs may actually be issued by us as a result of this offering. It is possible that the Warrants covered by this prospectus may expire and may never be exercised. However, if any ADSs are issued upon exercise of Warrants covered by this prospectus, and depending on the net book value per ADS, at the time of any such exercise, you may experience further dilution. If Public Warrants or Underwriters Warrants in this offering are exercised, your ownership interest in us could be diluted to the extent of the difference between the price per ADS you will pay and the consolidated net tangible book value per ADS after the exercise. Dilution would result from the fact that the price per ADS underlying the Warrants may be substantially in excess of the consolidated net tangible book value per ADS at the time of any such exercise.

To the extent that options or warrants outstanding as of the date of this prospectus have been or are exercised, or other ordinary shares or ADSs are issued, investors purchasing ADSs upon exercise of Warrants covered by this prospectus could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

the offer AND LISTING DETAILS

Our ADSs and warrants have been trading on the Nasdaq Capital Market under the symbol “BVXV” and “BVXVW”, respectively, since May 2015. From February 2007 until our voluntary delisting in January 2018, our ADSs were traded on the Tel Aviv Stock Exchange. Prior to February 2007, there was no public market for our ordinary shares.

USE OF PROCEEDS

Assuming the exercise of all of the Public Warrants for cash held by the public investors, of which no assurance can be provided, we will receive gross proceeds of approximately $10,965 thousands. Assuming the exercise of all of the Underwriters Warrants for cash held by the representative of the underwriters, of which no assurance can be provided, we will receive gross proceeds of approximately $409 thousands. Assuming the exercise of all of the Warrants in full for cash, we will receive gross proceeds of approximately $11,374 thousands.

We intend to use the proceeds from the exercise of the Warrants for working capital, operating expenses and other general corporate purposes.

DESCRIPTION OF ORDINARY SHARES

Description of our share capital

The following description of our share capital is a summary of the material terms of our articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete. For a complete description, you should read our articles of association, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description is qualified in its entirety by reference to our articles of association and applicable law.

Ordinary Shares

As of December 31, 2019 our authorized share capital consists of 600,000,000 ordinary shares, of NIS 0.0000001 par value each. As of December 31, 2019 there 10,058,791 ADSs (representing 402,351,640 Ordinary Shares).issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights. Our ordinary shares are not listed on any national stock exchange. No preferred shares are issuable, issued and outstanding.

Options

We previously maintained the 2005 Plan, adopted by our board of directors in July 2005, which provides for granting options to our directors, officers, employees, consultants, advisers and service providers. The 2005 Plan expired on July 2015. In March 2018 our shareholders have adopted a similar option plan, or the 2018 Plan. No As of December 31, 2019, there were 228,000 are outstanding and exercisable options, and will expire 10 years from the date of grant, during the years 2020-2028– and 215,833 restricted share units.

Articles of Association

The following are summaries of material provisions of our articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Purposes and Objects of the Company

Our purpose is set forth in Section 4 of our articles of association and includes every lawful purpose in the field of biotechnology.

Registration Number

Our number with the Israeli Registrar of Companies is 513436105.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders at such record date may vote. Unless stipulated differently in the Companies Law or in the articles of association, all shareholders’ resolutions shall be approved by a simple majority vote. Except as otherwise disclosed herein, an amendment to our articles of association requires the prior approval of at least 75% of our shares represented and voting at a general meeting.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or Israeli law, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

The Powers of the Directors

Our board of directors shall direct the Company’s policy and shall supervise the performance of the Company’s Chief Executive Officer. Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Amendment of share capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

Under Israeli law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is determined that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and in any event no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our articles of association provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one quarter of the directors then in office; or (ii) one or more shareholders holding, in the aggregate either (a) 5% of our issued share capital and 1% of our outstanding voting power, or (b) 5% of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors. Furthermore, the Companies Law and our articles of association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of directors and appointment and dismissal of external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;

●	director compensation, indemnification and change of the principal executive officer;

●	increases or reductions of our authorized share capital;

●	a merger;

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management; and

●	authorizing the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorize the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority.

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Companies Law does not allow shareholders of publicly traded companies to approve corporate matters by written consent. Consequently, our articles of association do not allow shareholders to approve corporate matters by written consent.

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum

The quorum required for our general meetings of shareholders consists of one or more shareholders present in person, by proxy or by other voting instrument in accordance with the Companies Law who hold or represent, in the aggregate, at least 10% of the total outstanding voting rights, within half an hour from the appointed time.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

●	an appointment or removal of directors;

●	an approval of transactions with office holders or interested or related parties, that require shareholder approval;

●	an approval of a merger;

●	authorizing the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorize the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority;

●	any other matter that is determined in the articles of association to be voted on by way of a written ballot. Our articles of association do not stipulate any additional matters; and

●	other matters which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote.

The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing the company’s registered capital, mergers and approval of certain interested or related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under such company’s articles of association, can appoint or prevent the appointment of an office holder or other power towards the company, is required to act with fairness towards the company. The Companies Law does not describe the substance of this duty except that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness, and, to the best of our knowledge, there is no binding case law that addresses this subject directly.

Under the Companies Law, unless provided otherwise in a company’s articles of association, a resolution at a shareholders meeting requires approval by a simple majority of the voting rights represented at the meeting, in person, by proxy or written ballot, and voting on the resolution. Generally, a resolution for the voluntary winding up of the company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of the company’s general meetings, its shareholders register and principal shareholders register, articles of association, financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the Israeli Securities Authority, or ISA. Any of our shareholders may request to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer). However, a shareholder that had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, whether or not such shareholder agreed to the tender or not, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights, so long as prior to the acceptance of the full tender offer, the acquirer and the company disclosed the information required by law in connection with the full tender offer. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting rights in the company, if there is no other shareholder of the company who holds 45% or more of the voting rights in the company, unless one of the exemptions in the Companies Law is met.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements may not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange, include provisions limiting the percentage of control which may be acquired or that the purchaser is required to make a tender offer to the public. However, the Israeli Securities Authority’s opinion is that such leniency does not apply with respect to companies whose shares are listed for trading on stock exchanges in the United States, including the NASDAQ Capital Market, which do not provide for sufficient legal restrictions on obtaining control or an obligation to make a tender offer to the public, therefore the special tender offer requirements shall apply to such companies.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of the holders of a majority of our shares at a general meeting. Shareholders voting in such meeting will be subject to the restrictions provided in the Companies Law as described above.

History of Share Capital

Our registered share capital consists of a single class of 600 million ordinary shares, par value NIS 0.0000001 per share per share.

As of September 30, 2019 and December 31, 2019, we had 10,058,791 ADSs (representing 402,351,640 ordinary shares) issued and outstanding, outstanding options to purchase an aggregate of 228,000 ADSs with the latest expiration date of these options being 2028 and 215,833 restricted share units.All outstanding ordinary shares are validly issued, fully paid and non-assessable. The ordinary shares do not have preemptive rights.

In January 2017 we announced the closing of a private placement transaction with Angels Investments in which we issued 844,020 ADSs (representing 33,760,832 ordinary shares) for gross proceeds of approximately $2.8 million.

In September 2017 we announced the termination of our at-the-market program in which we issued ADSs for gross proceeds of approximately $3.2 million before agent discounts and expenses.

In September 2017 we announced the closing of an underwritten public offering in which we issued 1,500,000 ADSs (representing 60,000,000 ordinary shares), at a public offering price of $6.00 per ADS. The offering underwriter, Joseph Gunnar & Co. LLC, exercised in full its option to purchase an additional 166,667 ADSs at the price of $5.67 per ADS. The total gross proceeds from the offering were approximately $9.5 million.

In July 2019 we announced the closing of a rights offering in which we issued 2,203,640 ADSs (representing 88,145,600 ordinary shares) and 18,298,898 ordinary shares for total gross proceeds of approximately $20 million.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents forty (40) ordinary shares (or a right to receive forty (40) ordinary shares) deposited with an office of The Bank of New York Mellon, located in the United Kingdom. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or DRS, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company, or DTC, under which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes, or other required governmental charges. See “Taxation”. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It may sell ordinary shares which would require it to deliver a fraction of an ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting sufficiently in advance to withdraw the shares.

The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, subject to the laws of Israel and of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed or as described in the following sentence. If we ask the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

●	we do not wish to receive a discretionary proxy;

●	there is substantial shareholder opposition to the particular question; or

●	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
$1.50 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property. However, no fees will by charged by the Bank of New York Mellon to subscribers in the present rights offering. Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:		Then:
●	Change the nominal or par value of our shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.
●	Reclassify, split up or consolidate any of the deposited securities
●	Distribute securities on the ordinary shares that are not distributed to you	The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
●	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed from the date on which the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest.

The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it are prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercise discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe, or it believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that DRS and the Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trail Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We issued ADS warrants as part of an initial public offering in the U.S. The following summary of certain terms and provisions of the ADS warrants is not complete and is subject to, and qualified in its entirety by the provisions of the ADS Warrant Agent Agreement, as amended, and form of Warrant Certificate, which are an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below), together with the ADS issuance fee of $0.015 per ADS and other applicable charges and taxes. Unless otherwise specified in the warrant, the holder does not have the right to exercise the warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the warrants.

Cashless Exercise. In case the SEC issues a stop order with regarding the Original Registration Statement, as amended from time to time, or such Original Registration Statement is suspended, withdrawn or otherwise not in effect, the Warrant may only be exercisable on a cashless basis. The issuance fee of $0.05 per ADS, as well as other applicable charges and taxes, are due and payable upon any cashless exercise. The issuance fee of $0.015 per ADS, as well as other applicable charges and taxes, are due and payable upon any cashless exercise.

Exercise Price. The initial exercise price per share of ADSs purchasable upon exercise of the warrants is $6.25 per ADS. In addition to the exercise price per share of ADS, a $0.015 issuance fee per ADS and other applicable charges and taxes are due and payable upon exercise.

Anti-Dilution Provisions. The exercise price is subject to adjustment in the event of sales of ADSs or equivalent number of ordinary shares during the one-year period following the closing at a price per share less than the exercise price then in effect (or securities convertible or exercisable into ADSs or equivalent number of ordinary shares at a conversion or exercise price less than the exercise price then in effect subject to customary exceptions). In addition, the exercise price and the number of shares issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock subdivisions and combinations, reclassifications or similar events affecting ADSs or ordinary shares.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The warrants are issued in registered form under an ADS Warrant Agent Agreement between The Bank of New York Mellon, as warrant agent and us.

Fundamental Transaction. If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of ordinary shares are permitted to sell, tender or exchange their shares of ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we effect any reclassification or recapitalization of our shares of ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrant agreement or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights, until the holder exercises the warrant.

Underwriters Warrants

We have issued Aegis Capital Corp., the underwriter in our initial public offering in the U.S., Underwriters Warrants exercisable to up to 95,500 ADSs, of which 65,425 are outstanding. Each Underwriter Warrant was exercisable one year after issuance and will expire on May 15, 2020. The Underwriters Warrants are exercisable at a price per ADS of $6.25. The holder may, in its sole discretion, exercise warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of ordinary shares determined according to the formula set forth in the warrant agreement. The provisions of the Form of Warrant Certificate are an exhibit to the registration statement of which this prospectus forms a part.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ordinary shares or ADSs at a price below the warrant exercise price. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the date of effectiveness. The piggyback registration right provided will not be greater than seven years from the effective date of the offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriters Warrants other than underwriting commissions incurred and payable by the holders.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares or ADSs (both referred to below as the Shares). You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our Ordinary Shares or American Depositary Shares (collectively, the “Shares”).

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our Shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership, and disposition of the Shares, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income at the rate of 23% for the 2019 tax year.

Taxation of Shareholders

Capital gains

Capital gains tax is imposed on the disposition of capital assets by an Israeli resident and on the disposition of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus generally computed on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposition. Inflationary Surplus is not subject to tax.

Real Gain accrued by individuals on the sale of the Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (23% in 2019 and thereafter), and a marginal tax rate of up to 50% in 2019 for individuals, including an excess tax (as discussed below).

Notwithstanding the foregoing, capital gains generated from the sale of our Shares by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Shares were purchased upon or after the registration of the Shares on the stock exchange (this condition will not apply to shares purchased on or after January 1, 2009) and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, the sale of the Shares may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the Convention Between the Government of the United States of America and the Government of the State of Israel with Respect to Taxes on Income, or the U.S.-Israel Double Tax Treaty, exempts a U.S. resident (for purposes of the U.S.-Israel Double Tax Treaty) from Israeli capital gain tax in connection with the sale of the Shares, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12-month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; however, under the U.S.-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S.-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Shares, including the purchaser, the Israeli stockbroker or the financial institution through which the Shares are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of Shares at a rate of 25% of the consideration in the event the seller is an individual, and a rate of 23% (in 2019) of the consideration, in the event the seller is a corporation.

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed, and no advance payment must be paid. Capital gains are also reportable on the annual income tax returns.

Dividends

Dividends distributed by a company to a shareholder who is an Israeli resident individual will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally be exempt from Israeli income tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Dividends distributed by an Israeli resident company to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year ((NIS 649,560 for 2019, linked to the Israeli Consumer Price Index) will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israel does not currently impose estate or gift taxes if the Israeli Tax Authority is satisfied that the gift was made in good faith and on condition that the recipient of the gift is not a non-Israeli resident.

Foreign Exchange Regulations

Non-residents of Israel who hold our Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated and may be restored at any time by administrative action.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. Federal income tax consequences that apply to U.S. holders (defined below) who hold ADSs as capital assets for tax purposes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing final, temporary and proposed regulations thereunder, judicial decisions and published positions of the Internal Revenue Service and the U.S.-Israel income tax treaty in effect as of the date of this annual report, all of which are subject to change at any time (including changes in interpretation), possibly with retroactive effect. On December 22, 2017, the United States enacted the U.S. Tax Reform which alters significantly the U.S. Federal income tax system, generally beginning in 2018. Given the complexity of this new law, U.S. holders should consult their own tax advisors regarding its potential impact on the U.S. Federal income tax consequences to them in light of their particular circumstances.

This summary does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder or all tax considerations that may be relevant with respect to an investment in ADSs.

This summary does not address tax considerations applicable to a holder of an ADS that may be subject to special tax rules including, without limitation, the following:

●	dealers or traders in securities, currencies or notional principal contracts;

●	financial institutions;

●	insurance companies;

●	real estate investment trusts;

●	banks;

●	investors subject to the alternative minimum tax;

●	tax-exempt organizations;

●	regulated investment companies;

●	investors that actually or constructively own 10 percent or more of our voting shares;

●	investors that will hold the ADSs as part of a hedging or conversion transaction or as a position in a straddle or a part of a synthetic security or other integrated transaction for U.S. Federal income tax purposes;

●	investors that are treated as partnerships or other pass through entities for U.S. Federal income tax purposes and persons who hold the ADSs through partnerships or other pass through entities;

●	investors whose functional currency is not the U.S. dollar; and

●	expatriates or former long-term residents of the United States.

This summary does not address the effect of any U.S. Federal taxation other than U.S. Federal income taxation. In addition, this summary does not include any discussion of state, local or foreign taxation or the indirect effects on the holders of equity interests in a holder of an ADS.

You are urged to consult your own tax advisor regarding the foreign and U.S. Federal, state and local and other tax consequences of an investment in ADSs.

For purposes of this summary, a “U.S. holder” is a beneficial owner of ADSs that is, for U.S. Federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate whose income is subject to U.S. Federal income tax regardless of its source; or

●	a trust if:

(a)	a court within the United States is able to exercise primary supervision over administration of the trust; and

(b)	one or more United States persons have the authority to control all substantial decisions of the trust.

If an entity that is classified as a partnership for U.S. federal tax purposes holds ADSs, the U.S. federal income tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Entities that are classified as partnerships for U.S. federal tax purposes and persons holding ADSs through such entities should consult their own tax advisors.

In general, if you hold ADSs, you will be treated as the holder of the underlying shares represented by those ADSs for U.S. Federal income tax purposes. Accordingly, no gain or loss will be recognized if you exchange ADSs for the underlying shares represented by those ADSs.

U.S. Taxation of ADSs

Distributions

Subject to the discussion under “Passive Foreign Investment Companies” below, the gross amount of any distribution, including the amount of any Israeli taxes withheld from these distributions (see “Israeli Tax Considerations”), actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. Federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as a capital gain from the sale or exchange of property. We do not maintain calculations of our earnings and profits under U.S. Federal income tax principles. If we do not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as a capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. The U.S. holder will not, except as provided by Section 245 of the Code, be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations.

Under the Code, certain dividends received by non-corporate U.S. holders will be subject to a maximum income tax rate of 20%. This reduced income tax rate is only applicable to dividends paid by a “qualified foreign corporation” that is not a “passive foreign investment company” and only with respect to shares held by a qualified U.S. holder (i.e., a non-corporate holder) for a minimum holding period (generally 61 days during the 121-day period beginning 60 days before the ex-dividend date). We should be considered a qualified foreign corporation because (i) we are eligible for the benefits of a comprehensive tax treaty between Israel and the U.S., which includes an exchange of information program, and (ii) the ADSs are readily tradable on an established securities market in the U.S. In addition, based on our current business plans, we do not expect to be classified as a “passive foreign investment company” (see “Passive Foreign Investment Companies” below). Accordingly, dividends paid by us to individual U.S. holders on shares held for the minimum holding period should be eligible for the reduced income tax rate. In addition to the income tax on dividends discussed above, certain non-corporate U.S. holders will also be subject to the 3.8% Medicare tax on dividends as discussed below under “Medicare Tax on Unearned Income”.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”) including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currencies calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currencies are converted into U.S. dollars. If the foreign currencies are converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currencies received in the distribution are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currencies equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currencies will be treated as ordinary income or loss.

Generally, dividends received by a U.S. holder with respect to ADSs will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. Subject to certain conditions and limitations, any Israeli taxes withheld on dividends at the rate provided by the U.S.-Israel tax treaty may be deducted from taxable income or credited against a U.S. holder’s U.S. Federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to “passive” income and “general” income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular situation.

Sale or Other Disposition of ADSs

If a U.S. holder sells or otherwise disposes of its ADSs, gain or loss will be recognized for U.S. Federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and such holder’s adjusted tax basis in the ADSs. Subject to the discussion below under the heading “Passive Foreign Investment Companies,” such gain or loss generally will be a capital gain or loss, and will be long-term a capital gain or loss if the holder had held the ADSs for more than one year at the time of the sale or other disposition. Long-term capital gains realized by individual U.S. holders generally are subject to a lower marginal U.S. Federal income tax rate (currently up to 20%) than the marginal tax rate on ordinary income. In addition to the income tax on gains discussed above, certain non-corporate U.S. holders will also be subject to the 3.8% Medicare tax on net gains as discussed below under “Medicare Tax on Unearned Income”. Under most circumstances, any gain that a holder recognizes on the sale or other disposition of ADSs will be U.S. sourced for purposes of the foreign tax credit limitation and any recognized losses will be allocated against U.S. source income.

If a U.S. holder receives foreign currency upon a sale or exchange of ADSs, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

A U.S. holder who holds shares through an Israeli stockbroker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gain recognized if the U.S. holder does not obtain approval of an exemption from the Israeli Tax Authorities or claim any allowable refunds or reductions. U.S. holders are advised that any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not give rise to a deduction or credit for foreign taxes paid for U.S. federal income tax purposes. If applicable, U.S. holders are advised to consult their Israeli stockbroker or intermediary regarding the procedures for obtaining an exemption or reduction.

Medicare Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on all or a portion of their “net investment income,” which includes dividends and net gains from the sale or other dispositions of ADSs (other than ADSs held in a trade or business).

Passive Foreign Investment Companies

For U.S. Federal income tax purposes, we will be considered a passive foreign investment company (“PFIC”) for any taxable year in which either 75% or more of our gross income is passive income, or at least 50% of the average value of all of our assets for the taxable year produce or are held for the production of passive income. For this purpose, passive income includes dividend, interest, royalty, rent, annuity and the excess of gain over losses from the disposition of assets which produce passive income. If we were determined to be a PFIC for U.S. Federal income tax purposes, highly complex rules would apply to U.S. holders owning ADSs.

We have not determined whether we will be a PFIC in the year in which this offering is completed or in future years. Because the PFIC determination is highly fact-intensive, there can be no assurance that we will not be a PFIC in the year in which this offering is completed or any subsequent year.

Our status in any taxable year will depend on our assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any future taxable year. If we were treated as a PFIC in any year during which a U.S. holder owns ADSs, certain adverse tax consequences could apply.

You are urged to consult your own tax advisor regarding the possibility of us being classified as a PFIC and the potential tax consequences arising from the ownership and disposition (directly or indirectly) of an interest in a PFIC.

The U.S. federal income tax rules relating to PFICs, QEF elections, and mark-to market elections are complex. U.S. Investors are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of our Shares, any elections available with respect to such Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our Shares.

Certain Reporting Requirements

Certain U.S. Investors are required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and certain U.S. Investors may be required to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, reporting transfers of cash or other property to us and information relating to the U.S. Investor and us. Substantial penalties may be imposed upon a U.S. Investor that fails to comply.

In addition, recently enacted legislation requires certain U.S. Investors to report information on IRS Form 8938 with respect to their investments in certain “foreign financial assets,” which would include an investment in our Shares, to the IRS.

Investors who fail to report required information could become subject to substantial civil and criminal penalties. U.S. Investors should consult their tax advisors regarding the possible implications of these reporting requirements on their investment in our Shares.

Disclosure of Reportable Transactions

If a U.S. Investor sells or disposes of the Shares at a loss or otherwise incurs certain losses that meet certain thresholds, such U.S. Investor may be required to file a disclosure statement with the IRS. Failure to comply with these and other reporting requirements could result in the imposition of significant penalties.

Backup Withholding Tax and Information Reporting Requirements

Generally, information reporting requirements will apply to distributions on our Shares or proceeds on the disposition of our Shares paid within the United States (and, in certain cases, outside the United States) to U.S. Investors other than certain exempt recipients, such as corporations. Furthermore, backup withholding (currently at 28%) may apply to such amounts if the U.S. Investor fails to (i) provide a correct taxpayer identification number, (ii) report interest and dividends required to be shown on its U.S. federal income tax return, or (iii) make other appropriate certifications in the required manner. U.S. Investors who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding from a payment may be credited against a U.S. Investor’s U.S. federal income tax liability and such U.S. Investor may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

This prospectus relates to 1,819,959 of our ADSs issuable upon the exercise of 1,754,534 unexercised Public Warrants issued to public investors, and 65,425 unexercised Underwriters Warrants sold by us, both, in our initial public offering which closed on May 15, 2015. The ongoing offer and sale by us of the ADSs issuable upon exercise of the Warrants is being made pursuant to this prospectus. The 1,754,534 unexercised Public Warrants covered by this prospectus are exercisable until May 15, 2020 at a current exercise price of $6.25 per ADS, subject to adjustment upon events specified in the ADS Warrant Agent Agreement. The 65,425 unexercised Underwriters Warrants are exercisable until May 15, 2020, at a current exercise price of $6.25 per ADS, subject to adjustment upon events specified in the Underwriters Warrants.

We will deliver ADSs upon exercise of the Warrants, in whole or in part. We will not issue fractional ADSs. Each Warrant contains instructions for the exercise. In order to exercise a Warrant, the holder must deliver the information required by the applicable Warrant agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the ADSs to be purchased. We will then deliver our ADSs in the manner described in the applicable Warrant agreement.

Underwriters Warrants

We issued to the representative of the underwriters in our May 2015 initial public offering 95,500 Underwriters Warrants to purchase up to 95,500 ADSs. The Underwriters Warrants are exercisable at per share exercise price equal of $6.25 and expire on May 15, 2020. In addition, the Underwriters Warrants provide for registration rights upon request, in certain cases, at our expense. For more information regarding the Underwriters Warrants, see “Description of Warrants – Underwriters Warrants”.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Tel-Aviv, Israel.

EXPERTS

The financial statements of BiondVax Pharmaceuticals Ltd. as of December 31, 2018 and for each of the three years preceding the said fiscal year ended December 31, 2018 included in this Prospectus and Registration Statement have been so included in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to this offering of the ADSs. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.biondvax.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended filed with the SEC on December 29, 2014;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019; and

●	reports on Form 6-K filed on May 1, 2019, May 15, 2019, May 29, 2019, May 30, 2019, June 18, 2019, July 8, 2019 (two filings), July 16, 2019, August 28, 2019, October 8, 2019, November 18, 2019, November 26, 2019 and December 31, 2019.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to BiondVax Pharmaceuticals Ltd., Jerusalem BioPark, 2nd floor, Hadassah Ein Kerem Campus, Jerusalem, Israel, Attn: Dr. Ron Babecoff, telephone number: +972-(8)-930-2529. You may also obtain information about us by visiting our website at www.biondvax.com. Information contained in our website is not part of this prospectus.

ENFORCEMENT OF FOREIGN JUDGMENTS

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

●	a financial liability imposed on the office holder in favor of a third party.

Under our articles of association, we may insure an office holder against the aforementioned liabilities as well as the following liabilities:

●	a breach of duty of care to the company or to a third party.

●	any other action which is permitted by law to insure an office holder against;

●	expenses incurred and/or paid by the office holder in connection with an administrative enforcement procedure under any applicable law including the Efficiency of Enforcement Procedures in the Securities Authority Law (legislation amendments), 5771-2011 and the Israeli Securities Law, which we refer to as an Administrative Enforcement Procedure, and including reasonable litigation expenses and attorney fees; and

●	A financial liability in favor or a victim of a felony pursuant to Section 52ND of the Israeli Securities Law.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders. See “—Approval of Related Party Transactions under Israeli Law.”

We have entered into indemnification agreements with our office holders to exculpate, indemnify and insure our office holders to the fullest extent permitted by our articles of association, the Companies Law and the Israeli Securities Law, including expenses incurred and/or paid by the office holder in connection with an Administrative Enforcement Procedure. The indemnification thereunder is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

We have entered into agreements with each of our directors and executive officers exculpating them, to the fullest extent permitted by law and our articles of association, and undertaking to indemnify them to the fullest extent permitted by law and our articles of association. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount which shall not exceed 25% of our net assets based on our most recently audited or reviewed financial statements prior to actual payment of the indemnification amount. Such maximum amount is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the Securities and Exchange Commission, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law. In addition, prior to the closing of this offering, we intend to enter into agreements with each of our office holders undertaking to indemnify them to the fullest extent permitted by the Companies Law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Item 9. Exhibits and Financial Statement Schedules

The index to exhibits appears below on the page immediately prior to the signature pages of this Registration Statement.

Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)

that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended Articles of Association of BiondVax Pharmaceuticals Ltd. (unofficial English translation from Hebrew original), incorporated by reference to exhibit 1.1 to the annual report on Form 20-F filed with the SEC on April 30, 2018.

4.1	Form of Deposit Agreement between BiondVax Pharmaceuticals Ltd., The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, incorporated by reference to exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form F-1 filed with the SEC on April 6, 2015.

4.2	Specimen American Depositary Receipt (included in Exhibit 4.1).

4.3	Specimen Certificate for Ordinary Shares, previously filed as an exhibit to the Registration Statement on Form F-1 filed with the SEC on December 29, 2014, which exhibit is incorporated herein by reference.

4.4	Form of Representative ADS Purchase Warrant, incorporated by reference to exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form F-1 filed with the SEC on April 6, 2015.

4.5	Form of ADS Warrant Agent Agreement, incorporated by reference to exhibit 1.1 to Amendment No. 3 to the Registration Statement on Form F-1 filed with the SEC on April 28, 2015.

5.1	Opinion of Pearl Cohen Zedek Latzer Baratz,, Israeli counsel to BiondVax Pharmaceuticals Ltd., (including consent).

23.1	Consent of EY

23.2	Consent of Pearl Cohen Zedek Latzer Baratz,, Israeli counsel to BiondVax Pharmaceuticals Ltd., incorporated by reference to exhibit 5.1 hereof.

24.1	Power of Attorney (included on the signature pages of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jerusalem, State of Israel on, January 7, 2020.

BiondVax Pharmaceuticals Ltd.

By:	/s/ Ron Babecoff
	Name:	Ron Babecoff
	Title:	Chief Executive Officer

By:	/s/ Uri Ben Or
	Name:	Uri Ben Or
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the registrant, an Israeli corporation, which is filing a registration statement on Form F-3 with the U.S. Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Messrs. Dr. Ron Babecoff and Uri Ben Or and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any and all amendments (including post-effective amendments) to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on January 7, 2020, in the capacities indicated:

Name	Title	Date

/s/ Ron Babecoff	Chief Executive Officer and Director	January 7, 2020
Ron Babecoff	(Principal Executive Officer)

/s/ Uri Ben Or	Chief Financial Officer	January 7, 2020
Uri Ben Or	(Principal Financial Officer & Principal Accounting Officer)

/s/ Mark Germain	Chairman of the Board	January 7, 2020
Mark Germain

/s/ Avner Rotman	Director	January 7, 2020
Avner Rotman

/s/ Isaac Devash	Director	January 7, 2020
Isaac Devash

/s/ George H. Lowell	Director	January 7, 2020
George H. Lowell

/s/ Michal Brikman	Director	January 7, 2020
Michal Brikman

/s/ Ruth Ben Yakar	Director	January 7, 2020
Ruth Ben Yakar

/s/ Morris Laster	Director	January 7, 2020
Morris Laster

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BiondVax Pharmaceuticals Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on January 7, 2020.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi, Managing Director
Title:	Authorized Representative